Posting Supplement No. 28 dated November 9, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 355360

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
355360	$25,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 355360. Member loan 355360 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,083 / month
Current employer:	Excelsius Group, Ltd.	Debt-to-income ratio:	10.07%
Length of employment:	5 years 7 months	Location:	Davie, FL

Home town:	Ft. Lauderdale
Current & past employers:	Excelsius Group, Ltd.
Education:	University of Miami, University of Florida

This borrower member posted the following loan description, which has not been verified:

My company eliminated bonuses this year however they offered to match my additional student loan repayments. Therefore if I could get a Lending Club loan funded for $25,000 to pay down my student loans, my company will make a $25,000 contribution. Therefore I would be able to repay $50,000 toward principal on the loan before the end of the year. This is an oppurtunity that I would hate to pass up. Thank you for your support.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,722.00	Public Records On File:	0
Revolving Line Utilization:	19.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 358618

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358618	$10,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358618. Member loan 358618 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,167 / month
Current employer:	Delta Air Lines	Debt-to-income ratio:	19.97%
Length of employment:	3 years 3 months	Location:	Hapeville, GA

Home town:	Lansing
Current & past employers:	Delta Air Lines
Education:	The Art Institute of Atlanta

This borrower member posted the following loan description, which has not been verified:

I took out a loan on my 401k to pay off credit cards. Now that the market is down, I'd like to payoff of the loan so that I can take advantage of some of the good deals out there.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,818.00	Public Records On File:	0
Revolving Line Utilization:	16.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359437

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359437	$16,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359437. Member loan 359437 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Troy Group Inc	Debt-to-income ratio:	10.17%
Length of employment:	4 years	Location:	IRVINE, CA

Home town:	Kalibo Aklan
Current & past employers:	Troy Group Inc
Education:	Assumption College

This borrower member posted the following loan description, which has not been verified:

Personal Loan

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	17
Revolving Credit Balance:	$893.00	Public Records On File:	0
Revolving Line Utilization:	4.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360016

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360016	$24,000	17.15%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360016. Member loan 360016 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$18,483 / month
Current employer:	Macquarie Holdings	Debt-to-income ratio:	12.70%
Length of employment:	5 years	Location:	KISSIMMEE, FL

Home town:	Frederick
Current & past employers:	Macquarie Holdings
Education:	Liberty University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: The purpose of this loan is to pay off my credit card debt. My financial situation: I am a worthy borrower with good credit rating (712), income level, and payment history. I have been employed with the same company for 5 years and my salary is $170,000 annually, not including bonuses. Additionally, I have $2,400 in rental income from an investment property. I had a Prosper loan in December 2006 that I paid off in 14 months. Thank you in advance for your assistance in helping me comsolidate some debt and cancel some credit cards.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,099.00	Public Records On File:	0
Revolving Line Utilization:	52.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 360213

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360213	$20,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360213. Member loan 360213 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Charlotte Russe INC	Debt-to-income ratio:	8.20%
Length of employment:	6 years	Location:	SAN DIEGO, CA

Home town:	Salisbury
Current & past employers:	Charlotte Russe INC, US Airways Express/Piedmont
Education:	Baltimore School of Massage

This borrower member posted the following loan description, which has not been verified:

Hello! I want to consolidate bills and make one payment. I've heard great things about Lending Club and look forward to this opportunity. I have a great credit score and pay all bills on time, I just want to pay off everything, help my Dad and pay Lending Club instead of Credit Card Companies!! :) Thank you so much!!! Tamie

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,418.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360414

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360414	$16,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360414. Member loan 360414 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Commonwealth of Kentucky	Debt-to-income ratio:	15.31%
Length of employment:	5 years 6 months	Location:	LOUISA, KY

Home town:	Louisa
Current & past employers:	Commonwealth of Kentucky
Education:	Morehead State University

This borrower member posted the following loan description, which has not been verified:

Before my full time employment and while in college I had accumulated around 10,000. After working for five years and realizing I was making no progress in paying off the cards just by making my monthly payments I decided to consolidate. I borrowed 15,000 and took the 5,000 to finish paying off my truck. One year after consolidating I realize that I have yet made another mistake as my APR is 21%. I have called to attempt to lower my rate as I have never missed a payment and most months pay more than due. I would rather have a little higher payment with a lower interest rate and have this paid off in 36 months versus keeping the high rate and paying $371 for the next 50 or so odd months. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,604.00	Public Records On File:	0
Revolving Line Utilization:	43.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360475

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360475	$10,500	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360475. Member loan 360475 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Covidien	Debt-to-income ratio:	10.15%
Length of employment:	6 years	Location:	CRYSTAL LAKE, IL

Home town:	Hoffman Estates
Current & past employers:	Covidien, Motorola
Education:	McHenry County College

This borrower member posted the following loan description, which has not been verified:

I am using this, because I want to rid of my debt.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,575.00	Public Records On File:	0
Revolving Line Utilization:	87.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360494

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360494	$15,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360494. Member loan 360494 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	The University of Arizona Foundation	Debt-to-income ratio:	24.80%
Length of employment:	2 years 1 month	Location:	Tucson, AZ

Home town:	Enfield
Current & past employers:	The University of Arizona Foundation, The University of Rochester, The Universtiy of Arizona
Education:	Central Connecticut State University, Trinity College

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan in order to pay off my American Express Credit Card. This card was used to finance a number of home improvements and it financed our move across the country from Rochester New York to Tucson Arizona. Due to significant losses on the sale of our home in Rochester(due to home improvements), my wife and I did not have the cash to pay for our move across the country. It is my hope once this card is paid off to close it immediately. My wife and I have been paying $450 a month to American Express but it has not made a dent due to high interest rates. Getting this card paid off would allow us to save additional money in order that we can begin saving for a new home. Thanks

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	12
Revolving Credit Balance:	$36,002.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360501

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360501	$3,900	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360501. Member loan 360501 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Michelle Kaufmann Designs	Debt-to-income ratio:	20.23%
Length of employment:	1 year 8 months	Location:	San Francisco, CA

Home town:	Santa Barbara
Current & past employers:	Michelle Kaufmann Designs
Education:

This borrower member posted the following loan description, which has not been verified:

I have a credit card with a 27% interest rate which I would like to pay off at a lower rate then cut up

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	30
Revolving Credit Balance:	$4,508.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360527

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360527	$25,000	15.25%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360527. Member loan 360527 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Dependable Properties	Debt-to-income ratio:	9.49%
Length of employment:	5 years	Location:	Duluth, GA

Home town:	Seoul
Current & past employers:	Dependable Properties, Patmell Wings
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate debt so that I can pay down the principle faster.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,003.00	Public Records On File:	0
Revolving Line Utilization:	48.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 360535

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360535	$20,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360535. Member loan 360535 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	ZAWEN INC	Debt-to-income ratio:	16.06%
Length of employment:	6 years	Location:	GLENDALE, CA

Home town:	TEHRAN
Current & past employers:	ZAWEN INC
Education:	UNIVERSITY OF TEHRAN, COLLEG OF TEHRAN

This borrower member posted the following loan description, which has not been verified:

NEED TO PAY SOME DEBT OUT AND PAY FOR MY SONS COLLEGE

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,565.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360571

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360571	$8,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360571. Member loan 360571 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Lockheed Martin Corp. (Aerotek)	Debt-to-income ratio:	13.29%
Length of employment:	7 months	Location:	Frederick, MD

Home town:	Baltimore
Current & past employers:	Lockheed Martin Corp. (Aerotek), The Baltimore Gas & Elec Co
Education:	Frederick Community College

This borrower member posted the following loan description, which has not been verified:

My goal is to become debt free and to start that process I'd like to consolidate my credit cards with a better fixed interest rate.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,362.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360583

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360583	$10,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360583. Member loan 360583 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	Volkert's Party Store LLC	Debt-to-income ratio:	8.68%
Length of employment:	2 years	Location:	Akron, OH

Home town:	Cana
Current & past employers:	Volkert's Party Store LLC, United States Marine Corps
Education:

This borrower member posted the following loan description, which has not been verified:

Hello My wife and I own a small business and were looking to update some equipment and expand our business. $12,000 for new walk in cooler $ 7,000 to install commercial kitchen and service station $ 6,000 to payoff current business credit card that was used to install new point of sale system. My family has owned this business for over 30 years My wife and I bought the business 2 years ago and have increased sales substantially. Our first year 2007 we had a 35% increase in sales over 2006. Our 2008 sales are on pace for a 25% to 30% increase over 2007. We currently employ 4 full time employees and 1 part time employee. This loan will enable us to add hot foods to our business and add 1 to 2 full time employees. Our business is located on a major road right across from a hospital. There is limited affordable food options for the workers of the hospital at this time.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	42
Revolving Credit Balance:	$9.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360662

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360662	$4,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360662. Member loan 360662 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,253 / month
Current employer:	Pacific Sunwear	Debt-to-income ratio:	22.90%
Length of employment:	4 months	Location:	LOS ANGELES, CA

Home town:	Los Angeles
Current & past employers:	Pacific Sunwear, Glendale Mitsubishi, Best Buy Co. Inc., Jamba Juice
Education:	Los Angeles City College

This borrower member posted the following loan description, which has not been verified:

I have been trying to pay off my credit card debt for awhile now. No Banks will approve me for a loan because they say my cards are at they're limit. They also tell me that I should make bigger payments to get them below the halfway point of my limits on all cards so that I can get a loan later with them. That defeats the purpose because all of my paycheck goes toward paying they're high minimum payments. After sending every penny I make to them, I am left with nothing to myself. No money for food, gas, etc. I am forced to use my cards and they're available credit again and am Stuck in a cycle. All I want is to consolidate all of it into one payment a month and make a new life for myself and my future wife and be able to go to school and actually be able to afford books this time around. All I want to worry about is my family in the future, not money.

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,972.00	Public Records On File:	0
Revolving Line Utilization:	95.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360666

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360666	$3,600	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360666. Member loan 360666 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,183 / month
Current employer:	blue cross blue shield of montana	Debt-to-income ratio:	17.66%
Length of employment:	26 years	Location:	HELENA, MT

Home town:	Olympia
Current & past employers:	blue cross blue shield of montana, State of Washington
Education:	South Puget Sound Community College

This borrower member posted the following loan description, which has not been verified:

3000.00 for vacation and christmas spending

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,513.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360679

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360679	$15,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360679. Member loan 360679 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,517 / month
Current employer:	St. Ambrose University	Debt-to-income ratio:	12.87%
Length of employment:	20 years	Location:	Cherokee Village, AR

Home town:	Cleveland
Current & past employers:	St. Ambrose University, University of Maryland University College, Ozarka Technical College
Education:	University of Iowa

This borrower member posted the following loan description, which has not been verified:

After a small business failure, I used credit card to supplement my part-time earnings from online teaching as I sought employment. (I have a Ph.D. in Business). I now have contracts with two Universities (St. Ambrose University in Iowa, and U. of Maryland University College) and our local vocational college so will be able to continue to repay expenses without withdrawing funds from my shrinking retirement account. I own my home and own and maintain a hybrid car that is paid off. I am in good health and pay for my own health insurance. I want to continue to live in the Arkansas Ozarks to help college students in this area get an education.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	17
Revolving Credit Balance:	$14,857.00	Public Records On File:	0
Revolving Line Utilization:	31.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360680

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360680	$5,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360680. Member loan 360680 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,583 / month
Current employer:	young lyon true value	Debt-to-income ratio:	22.69%
Length of employment:	10 years	Location:	LAKE PLACID, NY

Home town:	Lake Placid
Current & past employers:	young lyon true value
Education:

This borrower member posted the following loan description, which has not been verified:

Well its not even November yet and we have over a foot of snow. Just got done shoveling for an hour and I have to tell you, I am getting way to old for this. So I have a brand new truck and I am in need of a snow plow. I have a very long driveway and a right of way I am responsible for. I called a few places and to be honest almost fell out of my chair when I heard the prices. So thats why I need this loan.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,438.00	Public Records On File:	1
Revolving Line Utilization:	52.90%	Months Since Last Record:	47
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 360708

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360708	$13,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360708. Member loan 360708 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	Bloomingdales	Debt-to-income ratio:	15.98%
Length of employment:	1 year 2 months	Location:	Philadelphia, PA

Home town:	Philadelphia
Current & past employers:	Bloomingdales, Kohler
Education:	Art Institute of Philadelphia

This borrower member posted the following loan description, which has not been verified:

Need to remove a line of trees in yard damaged by storm and also need to home repairs.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$583.00	Public Records On File:	0
Revolving Line Utilization:	21.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360719

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360719	$10,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360719. Member loan 360719 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,109 / month
Current employer:	Northview Public Schools	Debt-to-income ratio:	17.67%
Length of employment:	2 years 4 months	Location:	Wyoming, MI

Home town:	Grand Rapids
Current & past employers:	Northview Public Schools, Kalamazoo College, GameStop
Education:	Grand Valley State University

This borrower member posted the following loan description, which has not been verified:

I am currently running an internet business I created 2 years ago. It has slowly increased in revenue and profits during that time. The holiday season is where my sites peaks for the year. I am looking for more funding to increase my advertising during this vital period. I will be using the loan to purchase low cost pay-per-click advertising for specific, high profit items. I have had great success with this in the past. 2007 Holiday Season: Advertising and Fixed Costs: $25,269 Revenue from Sales: $42,573 Holiday Gross Profit: $17,304 Why am I a good investment? - I am able to look each day to see if my advertising campaigns are having a good Return On Investment. When necessary, I can adjust advertising very quickly. - I have never missed a payment for any loan. - I have a great personal interest in my business and enjoy what I am doing. - My business lets my wife stay home with my daughter, and that is priceless to me. Thank you and I look forward to your investment.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,496.00	Public Records On File:	0
Revolving Line Utilization:	33.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360750

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360750	$25,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360750. Member loan 360750 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	ThinkBold Corporate Communications, LLC	Debt-to-income ratio:	23.05%
Length of employment:	8 years 11 months	Location:	Campbell, CA

Home town:	Munich
Current & past employers:	ThinkBold Corporate Communications, LLC
Education:	LM University Munich

This borrower member posted the following loan description, which has not been verified:

PR & Marketing Communications company is seeking a business loan to extend current business model. The company has been in business since 1999 and our revenue in 2007 was about $420,000. We have a healthy high-tech client base and long term agreements. Accounts receivable show that 2008 will be a good year despite the current market situation. Company / owner has never been late on any payments and has good credit ratings.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$238,903.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360771

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360771	$7,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360771. Member loan 360771 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,033 / month
Current employer:	n/a	Debt-to-income ratio:	1.48%
Length of employment:	n/a	Location:	rhodes, MI

Home town:	san diego
Current & past employers:	none
Education:	none

This borrower member posted the following loan description, which has not been verified:

Last year in July I ended up in the hospital for my heart. I needed a stent to be placed in my artery. I am retired and only receive a small pension and a SS check. I do have Medicare that helped pay for most of the bills but I still have to pay the rest. I do not have any other insurance to help cover the bills that is why I am asking for this loan. I hope you can help me.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360826

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360826	$5,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360826. Member loan 360826 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Bossa Nova	Debt-to-income ratio:	1.66%
Length of employment:	2 months	Location:	LOS ANGELES, CA

Home town:	Tucson
Current & past employers:	Bossa Nova, trio salon
Education:	Fashion Institute of Design & Merchandising in Los Angeles (FIDM)

This borrower member posted the following loan description, which has not been verified:

repay boyfriend

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,221.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360894

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360894	$8,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360894. Member loan 360894 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,883 / month
Current employer:	Accenture	Debt-to-income ratio:	0.51%
Length of employment:	3 years 11 months	Location:	Canton, MI

Home town:
Current & past employers:	Accenture
Education:	University of Michigan

This borrower member posted the following loan description, which has not been verified:

Need a loan in order to engage in a reverse mortgage transaction. These are loans senior citizens (age 62+) qualify for from the federal govenment directly. We have a detailed process laid out which follows the FHA's rules and regulations and currently have 40 pre-approved senior citizens (all waiting to move into a new home) with their guaranteed loan from the government. We provide the houses after rehabbing them, they attend the required informative session required by the govt. while underwriting approves them into their new home. Cost of the Deal: $35,000 for the cost of the house and to rehab it. Return: $40,000 Profit: $10,000 for our services. Time of Process: Approximagely 6-8 weeks if not sooner, (depending on how long underwriting takes). Please let me know if you have any questions. Thank you.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	29
Revolving Credit Balance:	$276.00	Public Records On File:	0
Revolving Line Utilization:	0.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360906

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360906	$3,200	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360906. Member loan 360906 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	clayton homes	Debt-to-income ratio:	4.95%
Length of employment:	8 months	Location:	diamondhead, MS

Home town:	Colorado Springs
Current & past employers:	clayton homes, a.j.'s oyster and seafood bar, quality restaurant concepts
Education:	University of Southern Mississippi

This borrower member posted the following loan description, which has not been verified:

This loan will cover expense of an engagement ring.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1982	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	35	Months Since Last Delinquency:	12
Revolving Credit Balance:	$995.00	Public Records On File:	0
Revolving Line Utilization:	2.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360929

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360929	$12,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360929. Member loan 360929 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,057 / month
Current employer:	Visalia Times Delta	Debt-to-income ratio:	10.11%
Length of employment:	21 years 1 month	Location:	Visalia, CA

Home town:	Visalia
Current & past employers:	Visalia Times Delta
Education:	College of the Sequoias

This borrower member posted the following loan description, which has not been verified:

I have always worked hard and have been extremely responsible in the payment my bills. I am a divorced mom with three sons. Due to the divorce, my credit score includes a charge-off from Bank of America in 2004. I paid my ex an equalization payment in September 2004, he was court ordered to remove my name from the BOA account (which now shows charge off/key derogatory on my credit report) on or before October 1, 2004. Unfortunately my ex has not removed my name from this bad debt. My credit report with credit expert (experian) indicates a score of 703 with a plus score of 692. I do not have any late or missed payments on any of my sole accounts. I have tried unsuccessfully since August 2007 to get a debt consolidate loan at a decent rate. I even tried a credit service, but after some research I felt that my credit score would be harmed by the strategies of some of the companies. My goal is to pay off all my debt before I buy a home. I do not want to take on a mortgage with the self debt that I have acquired. I need to consolidate with a low interest to get the debt paid off in a reasonable amount of time. Thanks in advance for your help. ?Staci

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	39
Revolving Credit Balance:	$15,043.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360984

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360984	$2,400	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360984. Member loan 360984 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	Loris Healthcare System	Debt-to-income ratio:	12.43%
Length of employment:	4 years	Location:	LORIS, SC

Home town:	Loris
Current & past employers:	Loris Healthcare System
Education:	Horry Georgetown Technical College

This borrower member posted the following loan description, which has not been verified:

installed new cabinets and flooring into my kitchen

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,027.00	Public Records On File:	0
Revolving Line Utilization:	62.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361003

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361003	$10,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361003. Member loan 361003 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,467 / month
Current employer:	Areva	Debt-to-income ratio:	8.80%
Length of employment:	1 year 5 months	Location:	Forest, VA

Home town:	Horseheads
Current & past employers:	Areva
Education:	The Pennsylvania State University

This borrower member posted the following loan description, which has not been verified:

Help my wife and I get our credit cards to one payment. We have excellent credit and have very stable jobs.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,406.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361073

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361073	$25,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361073. Member loan 361073 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Pipeline Wireless	Debt-to-income ratio:	8.33%
Length of employment:	5 years 7 months	Location:	Newport, RI

Home town:	Pawtucket
Current & past employers:	Pipeline Wireless, Pentastar Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

I have purchased a house that is in need of repair and improvements. The house was purchased through a bank short sale. I plan on moving into the house within 90 days and it will be my primary residence. The house was built in 1996 and was occupied through the purchase date, but was neglected for the past few years. Structurally, the house in in good condition but it will require a lot of cosmetic work such as drywall repair, refinish hardwood floors, new carpets, new bathroom fixtures and interior paint throughout the house.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,815.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361080

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361080	$16,750	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361080. Member loan 361080 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Embarq	Debt-to-income ratio:	24.75%
Length of employment:	10 years 4 months	Location:	Apopka, FL

Home town:	San Jose
Current & past employers:	Embarq, Sprint Nextel Corp., University of Maryland
Education:	University of Maryland-European Division

This borrower member posted the following loan description, which has not been verified:

This loan is to payoff and close my credit cards. I want to pay off the principal I borrowed as quickly as possible, instead of just paying interest to the bank. With this loan I will get back to quickly paying off the principal and get out of debt for good.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,116.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361090

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361090	$25,000	15.25%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361090. Member loan 361090 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Informa Research Services	Debt-to-income ratio:	15.56%
Length of employment:	20 years 8 months	Location:	Calabasas, CA

Home town:	Assiut
Current & past employers:	Informa Research Services
Education:	CSUN

This borrower member posted the following loan description, which has not been verified:

I'm in the process of starting a new Dry Cleaner plant on premisses. The total cost of the project is approx. $300K. We've put in about $105 of our money plus we're leasing the equipment which we got approval on for $165. We're short about $25K-$30K. I'm employed for a company and will continue to do so. I've there for over 20 years. My annual salary is $115K + bonus. My partner will be working in the store full time. It's in a great location, Woodland Hills, CA. on Ventura Blvd. My partner has over 15 years of experience working in that business.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1976	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$95,356.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361098

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361098	$8,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361098. Member loan 361098 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Cottage Health Systems	Debt-to-income ratio:	8.64%
Length of employment:	8 years	Location:	CARPINTERIA, CA

Home town:	Santa Barbara
Current & past employers:	Cottage Health Systems, Four Seasons Resort
Education:	Santa Barbara City College

This borrower member posted the following loan description, which has not been verified:

To pay off some small debts, making some minor repairs and small purchases.

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	22
Revolving Credit Balance:	$3,754.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361104

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361104	$18,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361104. Member loan 361104 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	D.A. Williams Trucks	Debt-to-income ratio:	19.00%
Length of employment:	13 years	Location:	menifee, CA

Home town:	hemet
Current & past employers:	D.A. Williams Trucks, Nissan of Temecula
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for business capital to purchase more inventory.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,207.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361107

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361107	$6,400	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361107. Member loan 361107 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,208 / month
Current employer:	Johnson & Johnson	Debt-to-income ratio:	24.03%
Length of employment:	13 years 8 months	Location:	Raritan, NJ

Home town:	Corvallis
Current & past employers:	Johnson & Johnson, Portland General Electric
Education:	Princeton University

This borrower member posted the following loan description, which has not been verified:

Simple credit card consolidation. I have balances that I manage on 2 cards that I hold. I would like to consolidate. Additionally, $1000 of the loan I will use to put toward the deposit on my new apartment, while I wait for my current landlord to return my existing deposit on the apartment I am moving out of.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	49
Revolving Credit Balance:	$36,475.00	Public Records On File:	0
Revolving Line Utilization:	92.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361111

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361111	$5,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361111. Member loan 361111 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,250 / month
Current employer:	Belk/Self Employed	Debt-to-income ratio:	12.83%
Length of employment:	3 years	Location:	Suwanee, GA

Home town:	West Palm Beach
Current & past employers:	Belk/Self Employed, Humana Inc.
Education:	University of Georgia, University of Florida

This borrower member posted the following loan description, which has not been verified:

Hello, I am reapplying now with Lending Club's help. I had my husband's income listed last time which they told me wasn't allowed ($5000 monthly). Now is just my part time income at Belk and my self employed income online while being a Homemaker and a Mother. My son is a full time student and unpaid intern (shadowing a surgeon). During this crucial time in his premed education (3rd year), he has had issues getting everything covered student grant and loan wise. This loan will go towards his tuition, books and transportation. Previous lenders, please help out again! Thank You!

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361117

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361117	$20,000	15.88%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361117. Member loan 361117 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Covansys- a CSC Company	Debt-to-income ratio:	0.98%
Length of employment:	3 years 5 months	Location:	Fontana, CA

Home town:
Current & past employers:	Covansys- a CSC Company, IBM Global services
Education:

This borrower member posted the following loan description, which has not been verified:

Hi, I have got fico score of 720. I have recently purchased house two months back at 349900/- . i have paid down payment of 10% and current loan outstanding is 3,11,000/- @6.75%. Recently i have got aprroved refinacing offer for 2,72,000/ @ 5.125% . If i get this refinacing deal done i will be saving around 500/- in instalment plus 165/- in PMI . so net saving is around 650(appx)/- per month . Only problem is i need to bring nearly 40,000/- more . i can arrange to put 20,000/- from my saving, so i am looking for loan of 20,000/- to bridge the shortfall. My current salary is 80,000/-per annum . Although i have lot of 0% apr credit offer from credit cards but i do not want to take those as rate will jump after intial period. Thanks

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,401.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 361119

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361119	$11,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361119. Member loan 361119 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Clyde Bergemann	Debt-to-income ratio:	1.94%
Length of employment:	10 years 4 months	Location:	Lilburn, GA

Home town:	Akron
Current & past employers:	Clyde Bergemann
Education:	University of Akron Main Campus

This borrower member posted the following loan description, which has not been verified:

I am having surgery that is not covered under my health plan. I am paying 40% out of my savings and would like to borrow the balance and pay it off as quickly as possible.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1977	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,879.00	Public Records On File:	0
Revolving Line Utilization:	7.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361146

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361146	$13,500	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361146. Member loan 361146 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	C. S. P. - Sacramento	Debt-to-income ratio:	11.52%
Length of employment:	9 years 11 months	Location:	Garden Valley, CA

Home town:	Portland
Current & past employers:	C. S. P. - Sacramento, California Correctional Center - Susanville, CA, Georgetown Family Medical Center - Georgetown, CA, Papa's Pizzaria - Georgetown, CA
Education:	El Dorado Center - Placerville, CA, Sierra College - Rocklin, CA

This borrower member posted the following loan description, which has not been verified:

I want to pay off all my credit cards, cancel them, and be able to start saving more money. I also would like a little extra money for Christmas.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,266.00	Public Records On File:	0
Revolving Line Utilization:	41.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361161

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361161	$19,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361161. Member loan 361161 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Woodland School District 50	Debt-to-income ratio:	14.34%
Length of employment:	12 years	Location:	GURNEE, IL

Home town:	Hobart
Current & past employers:	Woodland School District 50, General Cinema Theatres
Education:	Indiana University-Northwest, Purdue University-Calumet Campus, University of Missouri-Columbia

This borrower member posted the following loan description, which has not been verified:

This particular loan will be used for debt consolidation ($19,000). There are two credit cards with high interest rates (14.99%) that I would like to consolidate. One of the credit cards, American Express, has $13,800 on it. The other, a Chase Platinum card, currently has $5200.00. The three-year loan provided by Lending Club will allow me to get out of debt with penalty (interest), however, after the term of the loan, I should be debt free.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,503.00	Public Records On File:	0
Revolving Line Utilization:	55.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 361165

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361165	$9,600	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361165. Member loan 361165 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,319 / month
Current employer:	United States Army	Debt-to-income ratio:	13.97%
Length of employment:	5 years 9 months	Location:	Federal Way, WA

Home town:	St. Louis
Current & past employers:	United States Army, 1st Special Forces Group, Fort Lewis, WA
Education:	Central Missouri State University

This borrower member posted the following loan description, which has not been verified:

Seeking financing for a business registration and licensing. I'm a commodities trader. I own a Limited Liability Company in the state of Washington, through which I trade commodities (mainly foreign currency exchange). I'm working toward becoming a Commodity Trading Advisor, requiring registration with the federal regulatory bodies of the CFTC and NFA. This is will allow me to trade clients accounts at our brokerage. Additionally, I'll need to construct a website to manage client profiles and registration with my business. Becoming an advisor wasn't something I was interested in when I got started trading, but I've been encouraged by my friends and family who are interested in the opportunity to invest with me.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	46
Revolving Credit Balance:	$9,375.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361189

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361189	$4,500	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361189. Member loan 361189 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	AT & T	Debt-to-income ratio:	1.22%
Length of employment:	41 years	Location:	miami, FL

Home town:	MIAMI
Current & past employers:	AT & T
Education:

This borrower member posted the following loan description, which has not been verified:

My grandson was involved in a car accident, and it has been hard to pay for his medical bills. He has been hospitalized fro four days now, and the insurance that he is under will not cover a certain amount. His condition is now stable. Therefore, I am soliciting the request of those who can help. Please pray for us.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1972	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	35
Revolving Credit Balance:	$6,806.00	Public Records On File:	0
Revolving Line Utilization:	12.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361190

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361190	$10,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361190. Member loan 361190 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	doctors memorial hospital	Debt-to-income ratio:	14.06%
Length of employment:	6 years	Location:	PERRY, FL

Home town:	Cudahy
Current & past employers:	doctors memorial hospital
Education:	North Florida Community College

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan large enough to pay off all my high interest credit cards. I want to keep them in good standing as they are, however I'd like a lower interest rate in doing that.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	46
Revolving Credit Balance:	$9,549.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361198

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361198	$8,500	16.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361198. Member loan 361198 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Lipman Hearne	Debt-to-income ratio:	14.68%
Length of employment:	10 years	Location:	CHICAGO, IL

Home town:	Chicago
Current & past employers:	Lipman Hearne
Education:	Roosevelt University, Clark Atlanta University

This borrower member posted the following loan description, which has not been verified:

I had to take out a private loan a year and a half ago to pay off my last semester of college. Because my I didn't have established credit at the time, I was only eligible for a signature loan through bank with a really high interest rate. I've been paying on the loan since I graduated, but I feel like I'm paying more interest than anything. I would like to take out a loan with a lower interest rate, so that I can pay off the balance a little faster.

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1977	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	14
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 361214

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361214	$15,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361214. Member loan 361214 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	24.94%
Length of employment:	n/a	Location:	Sartell, MN

Home town:
Current & past employers:	Verso Paper
Education:	Brown College

This borrower member posted the following loan description, which has not been verified:

I really would like to put all of my credit card balances and a small student loan into one loan, so that I can make just one payment and save money in interest too.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	57
Revolving Credit Balance:	$8,214.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361215

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361215	$9,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361215. Member loan 361215 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,183 / month
Current employer:	PTV America Inc.	Debt-to-income ratio:	10.71%
Length of employment:	2 years 8 months	Location:	Albany, OR

Home town:	Corvallis
Current & past employers:	PTV America Inc., Unitrin Insurance (formerly Valley Insurance)
Education:

This borrower member posted the following loan description, which has not been verified:

There are several uses that I have planned for this loan. I would like to get rid of my high interest credit card, pay off an existing loan to my parents (they don't expect me to, but I would like to be done with it), and I have a daughter starting college next year and I would like to be able to help her get started and also purchase a laptop for her graduation gift.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	61
Revolving Credit Balance:	$3,015.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361216

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361216	$12,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361216. Member loan 361216 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Studio Mousetrap, LLC	Debt-to-income ratio:	18.35%
Length of employment:	8 years 11 months	Location:	Los Angeles, CA

Home town:	Winterthur
Current & past employers:	Studio Mousetrap, LLC
Education:	Art Center College of Design

This borrower member posted the following loan description, which has not been verified:

i woudl like to move away from creditcard companies to get better terms. i'm working on a sustainable store concept. we are about to open but are 3 month behind schedule and higher card fees are about to kick in. this loan should provide better rates and help us reach profitability sooner.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	64
Revolving Credit Balance:	$15,077.00	Public Records On File:	0
Revolving Line Utilization:	82.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361219

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361219	$12,000	14.30%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361219. Member loan 361219 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	US Air Force	Debt-to-income ratio:	20.87%
Length of employment:	5 years 1 month	Location:	Albuquerque, NM

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

We currently have a mortgage on a house we just moved out of due to my job relocating. Due to the housing market, we're unable to sell it currently in a reasonable amount of time. The rental market in that area is good, and the local military installation is bringing in more jobs in the next two years which should improve the rental market even more. Both bathrooms in the house need some remodeling before we can rent it, so this loan would enable us to hire someone locally to finish the remodeling, and place the house on the rental market for an amount that would more than cover our mortgage. We would like to continue to own the house, as we want to move back in the future, and selling the house really isn't an option right now. We only lived in the house about 2.5 years, and don't have enough equity built up to fund this remodeling project.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	70
Revolving Credit Balance:	$12,089.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361257

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361257	$24,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361257. Member loan 361257 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,125 / month
Current employer:	NEXUS VENTURES LLC	Debt-to-income ratio:	0.43%
Length of employment:	2 years 4 months	Location:	LAKE ELSINORE, CA

Home town:	IRVINE
Current & past employers:	NEXUS VENTURES LLC, LA NUEVA VIDA, PAZ ENTERPRISES
Education:	UCLA Anderson School of Management

This borrower member posted the following loan description, which has not been verified:

I desire to install in my kitchen a complete set of maple cabinets, 2 granite counter tops, and tile floor. Also, I want to install a vanity cabinet and tile floor in my bathroom. Thank you.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,374.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361274

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361274	$5,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361274. Member loan 361274 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Lourdes Medical Center of Burlington	Debt-to-income ratio:	5.92%
Length of employment:	n/a	Location:	BURLINGTON, NJ

Home town:	Hampton Court
Current & past employers:	Lourdes Medical Center of Burlington, Buttonwood Hospital, Marcella Nursing and Rehabilitation Center
Education:	Burlington County College, Excelsior College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to help cover my expenses of flying to Jamaica and to cover unexpected medical expenses of my grandmother.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	6
Revolving Credit Balance:	$6,398.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 361282

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361282	$7,000	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361282. Member loan 361282 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Morgan Stanley	Debt-to-income ratio:	21.65%
Length of employment:	3 years 9 months	Location:	Baltimore, MD

Home town:	Williamsport
Current & past employers:	Morgan Stanley
Education:	Penn state University - University Park

This borrower member posted the following loan description, which has not been verified:

I am relocating from Baltimore, MD to New York City, NY and need additional financial support to help with the cost of relocating.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,368.00	Public Records On File:	0
Revolving Line Utilization:	16.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361289

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361289	$8,000	14.30%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361289. Member loan 361289 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,100 / month
Current employer:	Minnesota Sports and Entertainemnt	Debt-to-income ratio:	23.27%
Length of employment:	3 months	Location:	SAINT PAUL, MN

Home town:	Orinda
Current & past employers:	Minnesota Sports and Entertainemnt, Northern Michigan University, Northern Star Broadcasting, Bank of the West, Lawrence Berkeley National Laboratory
Education:	Northern Michigan University

This borrower member posted the following loan description, which has not been verified:

After graduating college and starting a job I would like to pay off some debts I have from a couple credit cards. The full amount of the loan will be used immediately towards paying off my cards. I think a loan will help me pay off the cards much faster than any other option I have and the smaller payments will help me out financially on a monthly basis.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,531.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361356

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361356	$25,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361356. Member loan 361356 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	Self Employed	Debt-to-income ratio:	13.86%
Length of employment:	3 years 3 months	Location:	Hockessin, DE

Home town:	Hockessin
Current & past employers:	Self Employed
Education:	REC Kurukshetra, India

This borrower member posted the following loan description, which has not been verified:

Our granite and marble import and distribution company is looking for a business loan to cash in on opportinities the high conversion rate of the US Dollar presents currently. The company has been in operating since 2005 and our YTD revenues in 2008 are close to $1.5 million. We have a large customer base and long term agreements with overseas suppliers. The economic turbulence has helped propel US Dollar to historic highs and we are in a position to obtain excellent raw material at 20-25% lower cost that will help maximise the profits for the next year. Company / owner has never been late on any payments and has good credit ratings.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,055.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361370

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361370	$8,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361370. Member loan 361370 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,875 / month
Current employer:	Prosecuting Attorney's Council	Debt-to-income ratio:	5.70%
Length of employment:	7 years 8 months	Location:	Rockmart, GA

Home town:	Sterling
Current & past employers:	Prosecuting Attorney's Council, Georgia Technology Authority, Georgia Department of Revenue
Education:	Sauk Valley Community College, Eastern Illinois University

This borrower member posted the following loan description, which has not been verified:

A little room to breath each month would be wonderful! I am a good candidate for this loan because I have over come some really major hurtles in the past 8 years; divorce & relocation to another state by myself and have been able to stay afloat (meeting all financial commitments). Unfortunately, my ?D? credit rating is a result of difficulties during those years of the divorce & relocation. I have made steady fiscal progress with each passing year. My last big hurtle to reaching my goal of financial freedom is eliminating lingering bad debt. No longer do I utilize credit cards to live! When I moved to my current state of residence I accepted a state government job for $9.00/hr and no benefits in hopes of ?making something happen? with my life. Within two months I had a position on the regular payroll with benefits and have progressed from that entry level position into a management position. I am now one of the ?go to gals? for others in my professional community because of my integrity and experience in our field. Presently I am paying a mortgage and assisting my husband with our mutual debt and repayment of my old closed accounts which we took out a loan for 2 years ago. This loan is scheduled to be paid off by April 2009. Each month we sit down and pay the bills and we see no progress, other than just keeping current. We would like to be able to one day help others in need and to do that we need to clear this debt up. By combining these payments into one, perhaps a bit lower and certainly a lower interest rate, payment we could realize this dream. I am hoping that someone out there is willing to provide me with the opportunity to continue to realize success and achieve future dreams and to continue the Lending Club cycle of helping others. Monthly net income: $4100 (includes Husband?s of $1800) Monthly expenses: Housing: $ 1300.00 Health Insurance: $ 200.00 Car expenses: $385 Fuel and Car Insurance Utilities: Water/Power: $200 Phone, cable, internet: $130 Food, entertainment: $500.00-600.00 food for packed lunchs, dinners and one night out a month Clothing, household expenses $ 20-30 Credit cards and other loans: $ 1300+/- Other expenses: Monthly diabetic prescriptions & supplies Please ask me any questions you may have. I look forward to establishing myself with the Lending Club Community. Thank you!

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	28
Revolving Credit Balance:	$8,033.00	Public Records On File:	0
Revolving Line Utilization:	73.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361374

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361374	$5,550	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361374. Member loan 361374 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Merit Co., Inc.	Debt-to-income ratio:	11.73%
Length of employment:	6 months	Location:	Woodland Park, CO

Home town:	San Bernardino
Current & past employers:	Merit Co., Inc., Cripple Creek School District RE1, Hanover School District 28, Widefield School District 3, Coldwater Creek/Aspenwood Advertising
Education:	Florida College, Monmouth College, University of Colorado at Colorado Springs

This borrower member posted the following loan description, which has not been verified:

I am a highly dedicated professional with vast experience and a Bachelor of Science degree in Elementary Education. This loan will provide me the opportunity to further my education, consolidate some of my indebtedness and advance my career and income. I'm extremely excited about my decision to accomplish my long awaited dream of obtaining my Masters degree in Psychology and Counseling. Although I joyfully taught in the public school system for 23 years, my desire was always to be of greater service. Most recently, I have practiced as a licensed Real Estate Associate Broker in Colorado. Suddenly I have found myself divorced, financially challenged and responsible to a large degree for the care nurturing and well-being of my beloved 9 year old granddaughter. Being of sound mind and spirit, I'm well aware that NOW is the time to take action, move forward in positive directions and create a bright future for myself and my little one. As my teaching license expired in 2005, My immediate goal is to begin my Masters Program and reinstate my teaching license after completion of my first 6 semester hours, which will enable me to substitute teach while continuing my education. As the opportunity arises I will also sell homes and vacant land to supplement my income while attending school. Realizing that my requested loan amount may fall a bit short of financing my entire Masters, I am confident that I will be able to secure scholarships or grants to complete my degree program. I hope to graduate within 18 months of enrolling. Upon completion of my degree, my intent is to be employed as a school counselor within the public school system or practice family counseling with a private counseling service provider, thus increasing my income and ability to repay this essential loan. In the long-term, my fondest wish is to establish a very special ranch, in my mountain home area, which will provide unique opportunities for handicapped children and adults alike, as well as services, facilities and respites for families in need. I'm so grateful for your consideration and funding of my request.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,212.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361375

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361375	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361375. Member loan 361375 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Harlem Consolidated School Distric	Debt-to-income ratio:	20.25%
Length of employment:	18 years	Location:	ROCKTON, IL

Home town:	Ukiah
Current & past employers:	Harlem Consolidated School Distric, Jo Ann Stores
Education:	Eastern Illinois University, University of Illinois at Urbana-Champaign, Northern Illinois University, Aurora University, Rockford College

This borrower member posted the following loan description, which has not been verified:

Consolidated credit cards and major purchases

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,632.00	Public Records On File:	0
Revolving Line Utilization:	6.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361391

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361391	$12,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361391. Member loan 361391 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,250 / month
Current employer:	goldhead Insitute	Debt-to-income ratio:	0.86%
Length of employment:	3 months	Location:	CAMBRIDGE, MA

Home town:	Stanford
Current & past employers:	goldhead Insitute, Stanford University
Education:	Stanford University

This borrower member posted the following loan description, which has not been verified:

My wife is planning to get a degree in nursing and we would like to finance the eduction from this loan.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	24
Revolving Credit Balance:	$1,706.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361393

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361393	$9,450	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361393. Member loan 361393 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Mitchell, Silberberg & Knupp	Debt-to-income ratio:	14.33%
Length of employment:	1 year 8 months	Location:	Los Angeles, CA

Home town:	Santa Monica
Current & past employers:	Mitchell, Silberberg & Knupp, Morrison & Foerster
Education:	CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

For the tax years 2004 and 2006, I have an ugly little debt to the IRS which is disturbingly overdue. My sole proprietorship is now closed, and I have returned to a secure job in the industry and specialty in which I have been steadily employed for nearly twenty years. This loan will be used to pay the IRS a lump sum which I will be comfortably able to repay to my lender(s). Thank you.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,823.00	Public Records On File:	0
Revolving Line Utilization:	79.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361400

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361400	$5,500	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361400. Member loan 361400 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Ethnic Loft	Debt-to-income ratio:	5.02%
Length of employment:	1 year 8 months	Location:	Austin, TX

Home town:	Lake Charles
Current & past employers:	Ethnic Loft, Four Seasons Landscape, Regal Entertainment Group, Party City, First Baptist Church, Wichita Falls, TX
Education:	Midwestern State University, The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

I have roughly $4000 in debt, most of which is on a credit card, and I would like to get it under one roof with a lower interest. I would also like to invest in some quality video recording equipment to begin my own event videographer/advertising business. I have been directing, shooting, and editing event videos and commercials for more than 12 years now, and I graduated from the University of Texas with a degree in Radio Television and Film. All I need is the capitol for a camera, light kit, and mics to make a successful business. Thanks, JIC

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	39
Revolving Credit Balance:	$2,614.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361404

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361404	$16,000	15.25%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361404. Member loan 361404 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,850 / month
Current employer:	SunTrust Banks	Debt-to-income ratio:	11.48%
Length of employment:	2 years 4 months	Location:	Duluth, GA

Home town:	Virgin Islands
Current & past employers:	SunTrust Banks, Wachovia Bank
Education:	SUNY College of Technology at Alfred

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my high interest credit cards and personal debt and consolidate into to one payment. Providian $3400 monthly pymt $ 90 Orchard $1400 monthly pymt $ 50 Home Depot$ $2500 monthly pymt $60 American Exp $1300 monthly pymt$25 SunTrust $8500 monthly pymt $130 Citifinancial $3500 monthly pymt $184 The Suntrust debt is fairly new, I took out an employee loan to assist my son with his business and my FICO score has dropped. This loan will enable my score to go up and allow me one payment instead of 6 payments.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,052.00	Public Records On File:	0
Revolving Line Utilization:	88.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361412

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361412	$25,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361412. Member loan 361412 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Mortgage Trainers of North America	Debt-to-income ratio:	19.95%
Length of employment:	5 years	Location:	Henderson, NV

Home town:	Las Vegas
Current & past employers:	Mortgage Trainers of North America
Education:	UNO

This borrower member posted the following loan description, which has not been verified:

We are a mortgage training company that is going national with our 29 on-line classes. the loan will allow us to pay for fees that the states require to approve the classes. As of 7-30-08, federal law is mandating all loan originators in the US, unless depository based bank, must have education and licensing. We have the classes, the on-line system, and now need to get the classes approved. This is a great investment with high demand. Business plan is available if needed. My credit is excellent. Thank you for your consideration. Linda M. Williams, CEO Mortgage Trainers of North America linda@mtgtna.com www.mtgtna.com

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	82
Revolving Credit Balance:	$119,915.00	Public Records On File:	0
Revolving Line Utilization:	39.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361495

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361495	$9,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361495. Member loan 361495 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,208 / month
Current employer:	Diamond Nexus Labs	Debt-to-income ratio:	17.86%
Length of employment:	1 year	Location:	Milwaukee, WI

Home town:	Milwaukee
Current & past employers:	Diamond Nexus Labs, eFunds Corp, Fidelity National Information Services, Top Floor Technology
Education:	Ottawa University-Milwaukee, Techskills.com

This borrower member posted the following loan description, which has not been verified:

Hi. I currently have a car loan at 8.9% that I have only 9,000 left to pay on. I want to consolidate that and another 2,500 mini loan I have into one with a decent interest rate. I figure I could save myself $121 per month and pay this off in 3 years. Thanks for helping a responsible college grad with a good paying job. Jonathan

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361501

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361501	$5,000	15.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361501. Member loan 361501 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$20,833 / month
Current employer:	Gemm Communications, Inc	Debt-to-income ratio:	6.70%
Length of employment:	6 years 6 months	Location:	Fort Lee, NJ

Home town:	Jersey City
Current & past employers:	Gemm Communications, Inc
Education:	NJCU

This borrower member posted the following loan description, which has not been verified:

I started my business in 2002 and have steadily grown. Now I've plateaued and need some extra cash flow to get to the next level. My funded loan will help me create a new job and provide on the job training for an unemployed person in my community. Invest in a female owned small business!

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	28	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	29
Revolving Credit Balance:	$54,977.00	Public Records On File:	0
Revolving Line Utilization:	83.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361522

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361522	$7,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361522. Member loan 361522 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	continental airlines	Debt-to-income ratio:	9.80%
Length of employment:	13 years	Location:	BETHLEHEM, PA

Home town:	Jersey City
Current & past employers:	continental airlines
Education:

This borrower member posted the following loan description, which has not been verified:

pay off bills

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,585.00	Public Records On File:	1
Revolving Line Utilization:	6.40%	Months Since Last Record:	69
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361530

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361530	$10,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361530. Member loan 361530 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,342 / month
Current employer:	weathersfield school	Debt-to-income ratio:	22.53%
Length of employment:	12 years	Location:	NORTH SPRINGFIELD, VT

Home town:	windsor
Current & past employers:	weathersfield school, grand union
Education:	nathaniel hawthorne college, johnson state coolege

This borrower member posted the following loan description, which has not been verified:

I have a combination of things I wish to do with this loan. Some have to do with prepping my land to build on it and some have to do with course work and some is for debt consolidation

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	38	Months Since Last Delinquency:	7
Revolving Credit Balance:	$408.00	Public Records On File:	0
Revolving Line Utilization:	2.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361549

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361549	$3,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361549. Member loan 361549 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	leslie digital imaging	Debt-to-income ratio:	4.54%
Length of employment:	3 years	Location:	BROOKLYN, NY

Home town:	San Diego
Current & past employers:	leslie digital imaging, Canon Business Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

i have 1500 waiting after moving out of my current apartment from the deposit but need the deposit requested for the new apartment now. Also using this to build credit since i can get the money from family.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	72
Revolving Credit Balance:	$4,693.00	Public Records On File:	0
Revolving Line Utilization:	75.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361603

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361603	$12,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361603. Member loan 361603 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Self	Debt-to-income ratio:	8.75%
Length of employment:	12 years	Location:	Marathon, FL

Home town:	Huntington
Current & past employers:	Self, Dmestic Abuse Shelter, Inc
Education:	University of Florida, Florida School of Massage

This borrower member posted the following loan description, which has not been verified:

I started a new business in a seasonal economy last fall. My mother was then diagnosed with stage 5 cancer and passed away towards the end of the busy season. Needless to say I was unable to focus on my new business 100%; I did not have enough others to help work the business and did not make enough to get through the slow time without getting more in debt than I am comfortable with. Now we are going into season, I have three wonderful people to help me and I have a beautiful new space so that I can expand and fully utilize these other people. I could get by with just 3-5,000 dollars but with $20,000 I could consolidate my debt with a lower interest rate and simplify my bills and expand my business.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,578.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361634

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361634	$10,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361634. Member loan 361634 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	consolidated	Debt-to-income ratio:	12.54%
Length of employment:	1 year	Location:	COLLEGE POINT, NY

Home town:	Brooklyn
Current & past employers:	consolidated, Sentry Communications
Education:	St Francis College

This borrower member posted the following loan description, which has not been verified:

payoff

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,860.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361645

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361645	$25,000	15.25%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361645. Member loan 361645 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,000 / month
Current employer:	n/a	Debt-to-income ratio:	11.74%
Length of employment:	n/a	Location:	Mclean, VA

Home town:	Mumbai
Current & past employers:	Federal Home Loan Mortgage Corporation (Freddie Mac), Advanced Technology Systems Corporation
Education:	Virginia Polytechnic Institute and State University (Virginia Tech)

This borrower member posted the following loan description, which has not been verified:

Dear Lending Club Lender(s), I would like to thank you very much for taking the time out to read my Small Business Loan request and making it a viable option in your investing portfolio. My family has been in the retail industry since 1975. We sell low-cost, high-profit margin items such as basic work clothing, evening-wear, resort-wear, and cruise-wear. Additionally, we sell silver, amber, larimar, and other low-cost jewelry. Our profit margins are generally greater than 15% based on the cost of goods sold. I also have a full-time job as a senior technology consultant for a prestigious consulting firm and make over $80,000 annually with a minimum 7% bonus. I also have 3 investment properties with LTV ratios well below 80% and I have a positive net cash flow of $600/month. My gross rental income is $3120/month with grade A tenants. Our business has well-established, long-standing relationships with local banks. Currently, we are comparing our options between peer-to-peer lenders and local banks. Due to the tight credit market, the fees, interest rates, and points are a bit too high at local banks. The loan would be used to finance the purchase of inventory and will more than likely be paid off early. Therefore, we thought lending club might be a better fit. With that in mind, below is a breakdown of our income statement from FY' 07: Revenue:....... $627,300.00 COGS:............ $(319,923.00) ------------------------------------ Gross Margin:..$307,377.00 ------------------------------------ Rent:.............. $(65,400.00) Salary:........... $(96,000.00) Utilities:..........$(29,100.00) Insurance:..... $(48,000.00) ----------------------------------- Total Exp:...... $(238,500.00) ------------------------------------ Op. Income:....$68,877.00 ------------------------------------ Taxes:............ $(13,775.40) ------------------------------------ Net Income $55,101.60 ----------------------------------- Proft Margin 17%

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,794.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 361648

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361648	$25,000	17.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361648. Member loan 361648 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Selman & Company	Debt-to-income ratio:	12.99%
Length of employment:	10 years 2 months	Location:	Leroy Township, OH

Home town:
Current & past employers:	Selman & Company
Education:	Kent State University-Kent Campus

This borrower member posted the following loan description, which has not been verified:

My wife and I recently built a home as an owner/builder construction loan. The amount of money from the bank did not cover our total costs to build so we had to use our credit cards. My wife and I are both employed fulltime, she as a teacher, and myself as an IT manager. Prior to the construction, we only had a mortgage and a college loan. Our vehicles were paid in full, we had money in the bank and we funded our 401k(s). We are trying to pay off each card, one at a time, but the interest rates on some are 25 percent. We would like to pay off our high interest rate cards and combine them into one structured payment. We would close or have the card limits reduced once they are paid. We have recently tried to transfer balances to other low interest cards, so I believe this may have cause our credit score to lower a bit. We have more than $2,000 each month to pay toward this debt, but the interest on some of the cards consumes almost half. My wife and I both have a bachelor degree from a State University and are responsible with our finances. Having been denied for a loan is so discouraging when we have worked so hard. Thank you, Bryan

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	4
Revolving Credit Balance:	$35,251.00	Public Records On File:	0
Revolving Line Utilization:	83.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 361677

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361677	$4,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361677. Member loan 361677 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Pinkham Real Estate	Debt-to-income ratio:	6.46%
Length of employment:	5 years 2 months	Location:	North Conway, NH

Home town:	Chicago
Current & past employers:	Pinkham Real Estate, Booth Creek Ski Resorts
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

Adding an approved 4th unit to a 3 unit home. All 4 units are currently rented.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	25
Revolving Credit Balance:	$138,492.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361687

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361687	$6,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361687. Member loan 361687 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Springfield Business Systems	Debt-to-income ratio:	14.36%
Length of employment:	n/a	Location:	SPRINGFIELD, MO

Home town:	Dallas
Current & past employers:	Springfield Business Systems, Springfield Vending
Education:	Ozarks Technical Community College

This borrower member posted the following loan description, which has not been verified:

I owe $3500 on my Motorcycle, a 05 suzuki GS500F, $2000 on a VISA, and $500 on a loan for my car. I have no trouble making any and all of these payments, it would just be in my best interest to consolidate them all into one payment I can focus all my resources on. Lately I've been paying 4-5x the minimum on my car, and 2x the minimum on my VISA.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,028.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361720

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361720	$22,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361720. Member loan 361720 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,917 / month
Current employer:	Arizona Real Estate Solutions	Debt-to-income ratio:	11.06%
Length of employment:	12 years 5 months	Location:	Scottsdale, AZ

Home town:	Chicago
Current & past employers:	Arizona Real Estate Solutions, St Josephs Hospital
Education:	Az School of Business

This borrower member posted the following loan description, which has not been verified:

I have several high interest credit cards that need to be consolidated and paid with a lower interest rate

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$112,657.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361726

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361726	$5,375	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361726. Member loan 361726 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,742 / month
Current employer:	Horace Mann Insurance	Debt-to-income ratio:	19.80%
Length of employment:	8 years	Location:	RED LION, PA

Home town:
Current & past employers:	Horace Mann Insurance
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

Loan will be used to pay off a car loan so I can put the car in my sons name.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,494.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 361755

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361755	$8,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361755. Member loan 361755 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Austin Powder Co.	Debt-to-income ratio:	0.60%
Length of employment:	6 months	Location:	Blacksburg, VA

Home town:	Chagrin Falls
Current & past employers:	Austin Powder Co.
Education:	Virginia Polytechnic Institute and State University (Virginia Tech)

This borrower member posted the following loan description, which has not been verified:

In order to graduate, my schedule requires one more full semester and a summer session. The last three and a half years have been financed from a mutual fund that it suffering from current market conditions, and I have deemed it worthwhile to seek out a loan, in order to avoid having to cash out while the fund is near its lowest point in recent memory. I intend to re-pay the loan through my part-time work as well as any necessary liquidation of the aforementioned fund.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,000.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361766

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361766	$20,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361766. Member loan 361766 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$20,000 / month
Current employer:	Ecopolis I, Ltd	Debt-to-income ratio:	8.41%
Length of employment:	4 years	Location:	El Paso, TX

Home town:	Las Vegas
Current & past employers:	Ecopolis I, Ltd, McGinnis Construction; Wachovia Securities
Education:	Tulane (BSCE); UT Austin (MBA); CFA (Chartered Financial Analyst)

This borrower member posted the following loan description, which has not been verified:

I am requesting a $25,000 debt reduction loan in order to reduce currently high interest rates. Beginning four years ago I started a real estate development and home building business. The initial starting capital of $1,149,411 included $845,000 in third party investment capital, $104,411 of investor loans, and approximately $200,000 of personal debt, initially at low or deferred interest rates. From the beginning the business has been successful. Beginning approximately two years ago I began returning investor capital and repaying debt. Of the $845,000 of investment capital, $505,500 or 60% has been returned, with a remaining balance of $339,500. Of the $104,411 of investor loans, 100% has been repaid. And of the approximately $200,000 of personal debt, approximately $100,000 plus interest has been paid. A problem is the current interest rates on the remaining personal debt have significantly increased and the deferred interest periods have expired. These higher interest rates are protracting the repayment period and need to be reduced. I believe that a much lower interest rate may be available through Lending Club. The business continues to profitably grow approximately 20% year over year with the past three months including October representing the best quarter in its history. Projected 2008 revenue exceeds $10 million with a pro forma income of approximately $600 thousand. Plans are to continue to pay down debt and repay investor capital proportionately with continued business success at a similar rate as has been paid over the past two years.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1984	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	23
Revolving Credit Balance:	$57,946.00	Public Records On File:	0
Revolving Line Utilization:	37.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361781

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361781	$8,750	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361781. Member loan 361781 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,218 / month
Current employer:	VISIONSCAPES INC	Debt-to-income ratio:	20.12%
Length of employment:	7 years 1 month	Location:	Conyers, GA

Home town:
Current & past employers:	VISIONSCAPES INC
Education:

This borrower member posted the following loan description, which has not been verified:

I have 2 Bank of America Visa Cards, one of which is inactive as I had it closed due to constant interest rate increases. I have kept one card active as I feared closing it would further hurt my credit. I would like to have one payment but more importantly I would like a lower rate than I currently have.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,965.00	Public Records On File:	0
Revolving Line Utilization:	52.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361794

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361794	$25,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361794. Member loan 361794 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Imperastaff	Debt-to-income ratio:	19.76%
Length of employment:	2 years	Location:	Missouri City, TX

Home town:	Gainesville
Current & past employers:	Imperastaff, Philip Services Corporation
Education:	University of Houston-Victoria

This borrower member posted the following loan description, which has not been verified:

A couple credit card companies have raised their rates to 30%, which is making it difficult for me to keep up. I'll use this loan to pay off the balances on those accounts. I'll have no trouble paying a loan with a fixed, reasonable rate.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	6
Revolving Credit Balance:	$41,077.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361816

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361816	$5,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361816. Member loan 361816 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Perot Systems	Debt-to-income ratio:	4.28%
Length of employment:	4 years 2 months	Location:	Walnut Creek, CA

Home town:	Gateshead
Current & past employers:	Perot Systems, IBM
Education:	Monash University

This borrower member posted the following loan description, which has not been verified:

The Loan request is for the purchase of a second hand vehicle; well, strictly speaking I have already purchased the vehicle on a card, but wish to pay the card off ass soon as possible, to avoid the higher interest rate. The vehicle is a 2001 Subrau Legacy, 114k miles. Original purchase price $6100.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,442.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361829

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361829	$6,400	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361829. Member loan 361829 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Pitts Painting	Debt-to-income ratio:	17.47%
Length of employment:	32 years	Location:	TAMPA, FL

Home town:	pensacola
Current & past employers:	Pitts Painting
Education:

This borrower member posted the following loan description, which has not been verified:

Need a loan for business purposes. I am moving my business in other directions and need help getting started. This business is prospering. All money coming in is on a 30 day net so I just need a little extra to pay bills until it starts coming through. Thanks

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1970	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,138.00	Public Records On File:	0
Revolving Line Utilization:	71.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361849

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361849	$8,400	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361849. Member loan 361849 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,250 / month
Current employer:	Gremesco of FL	Debt-to-income ratio:	11.88%
Length of employment:	4 years	Location:	WEST PALM BEACH, FL

Home town:	West Palm Beach
Current & past employers:	Gremesco of FL, Gresham & Associates, AA Riteway Insurance Agency
Education:	Broward Community College, Union Institute & University

This borrower member posted the following loan description, which has not been verified:

Need to go back to school for something completely different than what I do now (Insurance Broker)- Environmental Studies, looking to get my BA. Student Loans are too high and I don't qualify for governmental help

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,216.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361859

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361859	$10,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361859. Member loan 361859 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Destineer Studios	Debt-to-income ratio:	4.43%
Length of employment:	3 months	Location:	Timonium, MD

Home town:	West Palm Beach
Current & past employers:	Destineer Studios, Firaxis Games, Raven Software
Education:

This borrower member posted the following loan description, which has not been verified:

My Wife and I just recently got married and in doing so spent a significant amount of our funds in preparations and the honeymoon. Well soon thereafter, I received an amazing offer for my dream job! So now we're looking into moving across the country (expenses paid by the company) and have found a perfect house which happens to be in pre-foreclosure at a price WELL below neighborhood comps (provided by our realestate agent and country records). This could mean instant equity for us! With my new salary we will easily be able to afford the mortgage but we just spent all that money that we now need to purchase this home. So the situation we're in is that we are fully pre-qualified, have the money for closing, but need some additional money to put down, otherwise we can't secure the loan! I have a great credit score, always make my payments and am well within my capacity to afford this home and this loan. I'm a responsible spender that keeps a budget with a good history of paying off his loans. I have no car payment and we sold our old house (for a loss) a few months back. My Wife and I are expecting our first child in 7 months and we both dread the thought of not having a nursery ready in a place we can settle and raise our child at. Please help make our dream come true!

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,175.00	Public Records On File:	0
Revolving Line Utilization:	46.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361874

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361874	$9,975	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361874. Member loan 361874 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,585 / month
Current employer:	Loyola University Chicago	Debt-to-income ratio:	4.15%
Length of employment:	4 years 3 months	Location:	Evanston, IL

Home town:	Aiken
Current & past employers:	Loyola University Chicago
Education:	Lander University, University of South Carolina-Columbia (USC)

This borrower member posted the following loan description, which has not been verified:

Who isn't looking to make life easier? I know I am, and this would definitely do that! My wife and I want to put our credit cards into one monthly payment. This will help us to end our debt in 3 years, or less! This is important to us because we want to buy a Bed and Breakfast, and this is one of the steps in our plan...reduce debt, while saving. Help us stop wasting money with Discover, WaMu, and Home Depot by paying separate interest rates. Thank you.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	39
Revolving Credit Balance:	$11,574.00	Public Records On File:	0
Revolving Line Utilization:	75.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361876

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361876	$5,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361876. Member loan 361876 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,458 / month
Current employer:	Houlihans	Debt-to-income ratio:	20.38%
Length of employment:	4 years	Location:	HARRISBURG, PA

Home town:
Current & past employers:	Houlihans
Education:

This borrower member posted the following loan description, which has not been verified:

needed to pay off back debt

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	28
Revolving Credit Balance:	$4,546.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 361904

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361904	$8,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361904. Member loan 361904 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	United States Department Of Defence	Debt-to-income ratio:	6.38%
Length of employment:	1 year	Location:	Tracy, CA

Home town:	Hayward
Current & past employers:	United States Department Of Defence
Education:

This borrower member posted the following loan description, which has not been verified:

furniture for new home

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,740.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361915

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361915	$22,000	19.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361915. Member loan 361915 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,333 / month
Current employer:	Atlantis Homes for 10years/A.M.E Trucking for 1 year	Debt-to-income ratio:	12.45%
Length of employment:	10 years	Location:	Harrington, DE

Home town:	Seaford
Current & past employers:	Atlantis Homes for 10years/A.M.E Trucking for 1 year, Kent County Board Of Assessment, Residential Builders LTD
Education:

This borrower member posted the following loan description, which has not been verified:

Hello my name is Wayne. I am coming to you asking for your help. I feel a little embarassed about this, but I know that I cant be the only one. I would be using this money for paying back credit card debt. I would say that 80% of my debt on the credit card are for living expenses. Me and my family have really taken a beaten on it. I pulled my credit 2 weeks ago and scores were all over 700 but since has probaly gone down. Bank of America closed both my unsecured loan and credit card. I would really like to pay my credit cards off and get rid of them..

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1982	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,922.00	Public Records On File:	1
Revolving Line Utilization:	73.10%	Months Since Last Record:	61
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 361916

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361916	$4,800	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361916. Member loan 361916 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	KOIKE ARONSON INC	Debt-to-income ratio:	17.81%
Length of employment:	58 years	Location:	DELEVAN, NY

Home town:	Yorkshire
Current & past employers:	KOIKE ARONSON INC
Education:

This borrower member posted the following loan description, which has not been verified:

6000 FOR THREE YEARS

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$71,386.00	Public Records On File:	0
Revolving Line Utilization:	11.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361922

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361922	$9,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361922. Member loan 361922 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,264 / month
Current employer:	c n j contracting co	Debt-to-income ratio:	15.81%
Length of employment:	6 years 10 months	Location:	san jose, CA

Home town:	alviso
Current & past employers:	c n j contracting co, Johnson & Johnson
Education:	wilcox

This borrower member posted the following loan description, which has not been verified:

I'd like to refinance our family dirtbikes, to get them paid off in 3 years

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,291.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361939

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361939	$7,800	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361939. Member loan 361939 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Rabobank N A	Debt-to-income ratio:	20.46%
Length of employment:	16 years	Location:	BAKERSFIELD, CA

Home town:	Bakersfield
Current & past employers:	Rabobank N A, Wendys
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

The money will be used to pay off credit card and personal loan debts. I have just finished school and received a promotion. The interest rates have become quite high.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,437.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361945

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361945	$15,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361945. Member loan 361945 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Companion Hospice/Home Health	Debt-to-income ratio:	5.38%
Length of employment:	4 years 10 months	Location:	Moreno Valley, CA

Home town:	nigeria
Current & past employers:	Companion Hospice/Home Health, Manorcare HCR
Education:	El Camino College Compton Center

This borrower member posted the following loan description, which has not been verified:

To use part of the money to pay off and close exiting loans and to fix bathroom and kitchen

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	76
Revolving Credit Balance:	$12,945.00	Public Records On File:	1
Revolving Line Utilization:	76.60%	Months Since Last Record:	18
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 362055

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362055	$24,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362055. Member loan 362055 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Fletcher Allen Healthcare	Debt-to-income ratio:	15.83%
Length of employment:	6 years 6 months	Location:	ISLE LAMOTTE, VT

Home town:	Montpelier
Current & past employers:	Fletcher Allen Healthcare
Education:	South University

This borrower member posted the following loan description, which has not been verified:

I will use this loan to consolidate debt (car, credit cards) and to pay for costs of my BSN. I am an oncology nurse and have been working at the same hospital for 7 years and my goal for 2009 is to live credit card free and finish my bachelors degree. This loan will help me do that alittle quicker.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	10
Revolving Credit Balance:	$11,306.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362097

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362097	$10,000	14.62%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362097. Member loan 362097 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,417 / month
Current employer:	International Profit Associates	Debt-to-income ratio:	14.96%
Length of employment:	4 years 6 months	Location:	Oklahoma City, OK

Home town:	Lincoln
Current & past employers:	International Profit Associates, Avery Management Group, American Express
Education:	American University

This borrower member posted the following loan description, which has not been verified:

I am a member of an investment club that specializes in purchasing REO properties (properties owned by the bank) and properties that are about to go into foreclosure. The money being requested would be used to make any necessary repairs to the home to prepare it for rent. Our particular investment group believes in building wealth through holding the property versus selling it right away. By doing this, we have been able to grow our invested money through our portfolio of properties. Here in the State of Oklahoma, we did not have the huge run up in property prices therefore we have not seen a decline in property values. Oklahoma has been rated one of the few metropolitan area in the U.S. where property values have continued to grow?lower single digit growth, but still growth! The Oklahoma City area is currently experiencing dramatic growth with a new Dell Computer facility, a new NBA team (OKC Thunder), as well as the expansion of Tinker Air Force Base. The need for rental properties has never been hotter with this investment group being in the right place at the right time. Whenever the investment club purchases a home, the rental fees covers all mortgage payments with a certain percentage also set aside for normal wear and tear improvements needing to be made to each property throughout the year. All 35 properties gives the investment club positive cash flow per month. The profits are then divided among the club members as the end of the fiscal year according to their partnership percentage. The requested money would allow me to purchase a larger percentage. In addition to whatever dividends are received from the investment club, I personally have an excellent job with a yearly income of roughly $125,000. My personal home is paid for, as are my three cars. Making a payment would not be an issue with my monthly income.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	45
Revolving Credit Balance:	$8,457.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362098

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362098	$4,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362098. Member loan 362098 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Starbucks	Debt-to-income ratio:	14.00%
Length of employment:	2 years 5 months	Location:	orlando, FL

Home town:	Atlanta
Current & past employers:	Starbucks, Universal Studios, Florida
Education:

This borrower member posted the following loan description, which has not been verified:

To pay for a used first car.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	37
Revolving Credit Balance:	$5,617.00	Public Records On File:	0
Revolving Line Utilization:	87.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362099

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362099	$25,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362099. Member loan 362099 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,000 / month
Current employer:	TalentPlanet	Debt-to-income ratio:	13.43%
Length of employment:	9 years 6 months	Location:	Muir Beach, CA

Home town:	Blytheville
Current & past employers:	TalentPlanet
Education:	University of California-Berkeley (Cal UC Berkeley)

This borrower member posted the following loan description, which has not been verified:

Repay part of a loan that I took from my IRA account.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1983	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	9
Revolving Credit Balance:	$84,005.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362103

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362103	$25,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362103. Member loan 362103 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Einstein's Oilery	Debt-to-income ratio:	5.68%
Length of employment:	1 year	Location:	Vancouver, WA

Home town:	Portland
Current & past employers:	Einstein's Oilery
Education:	Clark College

This borrower member posted the following loan description, which has not been verified:

A brief description of our business: At Einstein?s Oilery we?re reinventing extraordinary service. This means bringing back the outstanding service our customers expect and deserve. We aim to revolutionize the automotive industry by providing an unparalleled customer experience and adhering to the highest standards of professionalism and integrity. We believe servicing your vehicle should be enjoyable rather than a chore and that you should always leave with the utmost confidence that the job was performed right. To that end we invite our customers to remain in their vehicles and watch our technicians at work on our in service TV monitors. If they prefer our patrons can also relax with a free cup of Starbucks and a newspaper or surf the web with free wireless Internet. Einstein?s Oilery is both socially and environmentally responsible, recycling all our used oil and other fluids. We?re also committed to investing in our neighborhoods and beyond through community outreach and service programs including youth sports activities, local schools, and poverty relief around the world. Einstein's owners are industry veterans possessing a cumulative 20+ years of experience in the automotive industry. To find out more about us please visit our website at www.einsteinsoilery.com. We opened our first Einstein's location in November of 2007 and will reach 600k in sales in our first year of business. We attained profitability four months after opening our doors. We expect to increase sales at our first location by 20-30% in 2009. We are also planning to open our second location early in 2009. The purpose of this loan is to purchase equipment and point of sale computers for our new store which is currently under construction.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,287.00	Public Records On File:	0
Revolving Line Utilization:	35.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 362106

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362106	$6,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362106. Member loan 362106 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Eastover Investments	Debt-to-income ratio:	24.15%
Length of employment:	1 year 3 months	Location:	Brandon, MS

Home town:	Jackson
Current & past employers:	Eastover Investments, Siemens Energy & Automation
Education:	Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am the managing director for Eastover Investments, located in Jackson, MS. Eastover owns/develops multiple real estate properties such as hotels, retail/commercial buildings, golf complexes & commericial sites for development use. Eastover currently owns & manages $8 million in property assets. We are pursuing this loan as a means to extend our business into an Assisted Living development on one of our undeveloped sites. The $6,000 loan will be used to perform an initial market study on the site (which will be completed by Maxfield Research Inc). The market study will be used to determine the following: ? Analysis of the 55+ population and households by 5-year age group; ? Analysis of household incomes of the 55; ? Analysis of household tenure (owner, renter); ? Analysis of home values in the Jackson, Mississippi area and the ability of households age 55 and over to sell their homes within a reasonable period of time and for what value; ? Completion of an inventory of competitive senior housing products in the draw area; ? Information on any pending senior developments that may have an impact on new senior housing products that would be developed; ? Calculations of demand for various senior housing products; ? Preliminary conclusions based on the findings. If the initial market study reveals sufficient potential demand for additional senior products, then our next step would be to conduct a more in-depth Full Market Feasibility Study (which would require another loan of nearly $7,500 & would also be conducted by Maxfield Research). This is our first time to use LendingClub, but we have been very interested in exploring its potential for our business uses for quite some time. We feel that this is a great opportunity for us because of the low-risk small-loan that we are requesting. We are also highly confident that we will be able to properly pay back this loan on time. Thank you for you consideration, Nirav Patel Managing Director Eastover Investments

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,478.00	Public Records On File:	0
Revolving Line Utilization:	10.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362107

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362107	$21,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362107. Member loan 362107 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	n/a	Debt-to-income ratio:	14.38%
Length of employment:	6 years	Location:	Andover, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I misread the promotional date on a credit card and the APR jumped to about 20%. I would like to pay that off at a lower rate, and also consolidate a loan. I have never been late on a credit card or loan payment.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	17
Revolving Credit Balance:	$8,886.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362114

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362114	$7,000	15.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362114. Member loan 362114 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,042 / month
Current employer:	La Casa de Don Pedro	Debt-to-income ratio:	2.72%
Length of employment:	10 years 5 months	Location:	newark, NJ

Home town:	guayama
Current & past employers:	La Casa de Don Pedro, Branch Brook School
Education:	Montclair Atate University

This borrower member posted the following loan description, which has not been verified:

I would like to have a loan to consolidate and give a down payment towards a property

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	35
Revolving Credit Balance:	$3,273.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362127

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362127	$8,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362127. Member loan 362127 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	MGP Ingredients, Inc.	Debt-to-income ratio:	14.40%
Length of employment:	2 years 11 months	Location:	Atchison, KS

Home town:	Lawrence
Current & past employers:	MGP Ingredients, Inc., Westside Veterinary Clinic, Wal-Mart Stores
Education:	Highland Community College, Park University, Benedictine College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay for my husband's expenses and tuition to attend Mobile Dynamics. Mobile Dynamics is a school specializing in car audio installation. For 16 years my husband has been very passionate about car audio and has competed in USACII very seriously for the last 3 years. He is planning on attending the USACCI world finals for the 3rd time this November. In 2006 and 2007 he placed 3rd in the nation for his class. His installation skills are good, however, he would like to improve his skills and become certified. The certifications he will receive through the 8 week course will enable him to work within the car audio industry. In August of this year, my husband was terminated from his job of over 5 years as a steel machinist due to a skin rash that was caused from the contact with the metal he worked with. Currently he is receiving workman's compensation and is classified as partially disabled. This school would allow him to change his career and would allow him to work in an industry that he loves as well as one that is not detrimental to his health.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,479.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 362148

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362148	$10,000	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362148. Member loan 362148 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Pathfinder Systems	Debt-to-income ratio:	9.62%
Length of employment:	4 years 11 months	Location:	kansas city, MO

Home town:	Des Plaines
Current & past employers:	Pathfinder Systems, Breakthrough to Literacy
Education:	Park University

This borrower member posted the following loan description, which has not been verified:

I would like a loan to consolidate my credit card debt into one easy payment. I bought a fixer-upper a few years ago and it needed a lot of TLC. I financed much of it with credit cards and my savings. So at this point in my life I would like to consolidate my debt and start to build up savings again so that I can purchase a new car in a year. I have a solid credit history, am in good health, and passionate about my career. I work at a stable mfg company as an engineering assistant. I love my work and my employer considers me an asset to the company. I have never defaulted on a loan and I do have a plan to pay off this loan as quickly as possible. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,917.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362152

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362152	$16,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362152. Member loan 362152 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	progressive insurance	Debt-to-income ratio:	6.11%
Length of employment:	5 months	Location:	aurora, OH

Home town:	hyderabad
Current & past employers:	progressive insurance, key bank
Education:	Wayne State University

This borrower member posted the following loan description, which has not been verified:

I am an senior programmer anaylst seeking to consolidate my entire credit card debt into one single payment. I am honest, hard working individual and willing to pay the loan back before the 36 month period. If any one is willing please give a call 216-854-1068 to further discuss my situation. Thanks

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,917.00	Public Records On File:	0
Revolving Line Utilization:	71.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 362153

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362153	$6,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362153. Member loan 362153 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Coast Law Group	Debt-to-income ratio:	22.41%
Length of employment:	9 months	Location:	Oceanside, CA

Home town:	Hayward/Bay Area
Current & past employers:	Coast Law Group, YMCA, California Lawyers for the Arts
Education:	De Anza College, University of California-Santa Cruz (UCSC), Golden Gate University School of Law

This borrower member posted the following loan description, which has not been verified:

My finace and I are getting married in May of 2009. When we first started planning, we decided that we wanted to wake up the day after our wedding having paid for it entirely, without any debt. After analyzing our finances, we realized we needed a little help to reach our goal. Our parents graciously volunteered to contribute $10,000 to our wedding. However, as a result of the recent tumble of the stock market and housing markets, our parents are no longer able to help us pay for our wedding. We don't want to cancel the wedding, as we've already paid $3,000 in deposits, and have friends and family who have already purchased plane tickets. We decided instead to cut the guest list and trim back the menu, cut out luxuries like an open bar and fancy flower arrangements, and have reneogitated our contract with the venue and caterer. As a result, we have managed to scale back our budget by 25%. There are still some things that we really do not want to cut out, such as paying my grandmother's hotel and airfare so she can attend, as she wouldn't be able to afford it otherwise, and helping our parents with their plane tickets. We plan to allocate $4,500 to actual expenses, and reserve $1,500 for emergencies. Any cash we do not use will be paid back immediately. We both have good, steady jobs, and would be able to pay back all principle and interest due in 3 years or less. A loan to help us our with our special day would be greatly appreciated!

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	6
Total Credit Lines:	30	Months Since Last Delinquency:	12
Revolving Credit Balance:	$2,611.00	Public Records On File:	0
Revolving Line Utilization:	7.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362159

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362159	$1,600	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362159. Member loan 362159 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,427 / month
Current employer:	Sheridan Electric	Debt-to-income ratio:	5.36%
Length of employment:	3 years 7 months	Location:	WARWICK, RI

Home town:	Hood River
Current & past employers:	Sheridan Electric
Education:

This borrower member posted the following loan description, which has not been verified:

I have had some unexpected expenses which have left me short on cash to cover my basic living expenses. This money is to recover that deficit while I work to cut my monthly expenses to make up for it.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	18
Revolving Credit Balance:	$7,020.00	Public Records On File:	0
Revolving Line Utilization:	42.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362160

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362160	$10,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362160. Member loan 362160 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,575 / month
Current employer:	DSI	Debt-to-income ratio:	8.62%
Length of employment:	4 years	Location:	RICHMOND, VA

Home town:	Hickory
Current & past employers:	DSI
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to borrow $10,000.00 to purchase a used auto and to pay off and cancel several credit cards.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	67
Revolving Credit Balance:	$25,229.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362164

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362164	$16,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362164. Member loan 362164 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Self-Employed	Debt-to-income ratio:	2.50%
Length of employment:	3 years	Location:	marietta, GA

Home town:	South Bend
Current & past employers:	Self-Employed
Education:	University of South Carolina

This borrower member posted the following loan description, which has not been verified:

These funds will be used to purchase vehicles at wholesale prices to inventory our Rent-to-Own (RTO) fleet of vehicles. RTO is a business model that leases vehicles to individuals with poor credit. If the customer stays current for the entire contract, the title is transferred to their name. The customer has the option of returning the vehicle at any time, the ability to swap to other vehicles as their needs change, and other similar flexibility. Vehicles are purchased at dealer-only wholesale auto auctions. The average wholesale price on each vehicle is approximately $1,500-$2,500. Whenever possible, vehicles require either major transmission or engine repair, which improves profitability even more. All repairs are performed at cost by our sister companies that specialize in transmission and engine repair. We have a rollback we use to transport such vehicles. The requested amount will allow us to obtain between 8-9 vehicles. The average down payment per vehicle is $500, with typical monthly payments of $360 and average contract length of 36 months. Assuming 8 vehicles, total down payments should equal approximately $4,000. These vehicles will generate approximately $2800 of monthly revenue for 36 months. Industry averages suggest that approximately 75% of RTO customers return their vehicles before their contracts expire, thus exponentially increasing revenue potential per vehicle. Although the business model is similar to the proven BHPH (buy here, pay here) business model, there are many unique advantages, especially in today's economy. * The title of the vehicle remains in the company's name, which makes repossession paperwork unnecessary. * If the customer doesn't return the vehicle, it is a criminal offense and the vehicle is reported as stolen. * Unlike BHPH, since we own the vehicles, bankruptcies of customers have no effect on our ability to retrieve vehicles. * Since this is a lease, and not vehicle financing, rental agreements are not subject to usury laws. * Customers are required to have comprehensive insurance with us as the lien holder. We also have a sophisticated umbrella insurance that monitors each customer's insurance on our behalf. Each vehicle is secured with a GPS device that can locate and disable a vehicle if necessary. With these devices, industry reports insignificant delinquency, repossession, and skip rates. Any necessary repairs or maintenance are referred to our sister companies, and performed at actual part and labor costs. When RTO vehicles are out of warranty, customers must pay for any required repairs, or optionally, return the vehicle ? thus, allowing us to restart the billing process with a new customer. The demand for our services is expected to grow exponentially. As the economy hits challenges, those unfortunate that must file bankruptcy have little choice in obtaining reliable transportation. Our customers are thrilled with the service we provide and frequently refer us to their friends and family. Because our sister companies perform automotive repair, we are flexible on mechanical issues when they arise, ensuring customer perceived value. My financial situation: It is important to note that our company already has several hundred-thousand dollars of available floor planning funds. However, the fees and costs involved are quite expensive. For example, there is a monthly floor planning fee of $45 per vehicle per month. Annualized on a $2000 vehicle, the floor planning fee alone is approximately 30% - and that doesn't include interest, repayment of principle, and other miscellaneous fees. Obtaining funds from lendingclub.com would be a win-win for us and the lenders - by saving us money and allowing lenders a higher than average return. I personally have excellent credit, have never filed bankruptcy, have no non-business debt other than my home, and own two other auto repair franchises free and clear.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	41	Months Since Last Delinquency:	10
Revolving Credit Balance:	$23,165.00	Public Records On File:	0
Revolving Line Utilization:	31.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362236

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362236	$7,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362236. Member loan 362236 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,730 / month
Current employer:	BJ's Wholesaleclub Inc	Debt-to-income ratio:	16.85%
Length of employment:	2 years	Location:	WORCESTER, MA

Home town:	Worcester
Current & past employers:	BJ's Wholesaleclub Inc
Education:	Caribbean University-Bayamon

This borrower member posted the following loan description, which has not been verified:

I had a death in family of my grandmother and I need to help with some expenses

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	29
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 362270

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362270	$7,500	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362270. Member loan 362270 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,209 / month
Current employer:	Sunset Transportation	Debt-to-income ratio:	14.59%
Length of employment:	8 years	Location:	DALLAS, TX

Home town:	Dallas
Current & past employers:	Sunset Transportation, Pruitt's Custom Painting, Olmstead Kirk Paper Company
Education:	N/A

This borrower member posted the following loan description, which has not been verified:

Wedding expenses and paying off some medical debt.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	46
Revolving Credit Balance:	$3,800.00	Public Records On File:	0
Revolving Line Utilization:	21.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362272

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362272	$2,400	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362272. Member loan 362272 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	University of Illinois	Debt-to-income ratio:	15.75%
Length of employment:	8 years 4 months	Location:	Bloomington, IL

Home town:
Current & past employers:	University of Illinois, US Navy
Education:	Heartland Community College, University of Illinois at Urbana-Champaign

This borrower member posted the following loan description, which has not been verified:

This is my first loan request, I'd like to know if I can get a better rate for credit card debt - promotional APR is about to expire.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	73
Revolving Credit Balance:	$13,620.00	Public Records On File:	0
Revolving Line Utilization:	29.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 362279

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362279	$8,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362279. Member loan 362279 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Disney Worldwide Services/Disney Stores	Debt-to-income ratio:	8.48%
Length of employment:	1 year 5 months	Location:	Chatsworth, CA

Home town:	Long Beach
Current & past employers:	Disney Worldwide Services/Disney Stores, Creativity, Inc
Education:	Mt. San Antonio College

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate some debt at a lower rate and possibly do some home repairs.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,018.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362280

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362280	$5,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362280. Member loan 362280 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Carney Kelehan Bresler Bennett and Scherr LLP	Debt-to-income ratio:	16.29%
Length of employment:	4 years	Location:	COLUMBIA, MD

Home town:	englewood
Current & past employers:	Carney Kelehan Bresler Bennett and Scherr LLP, weinstock, friedman & friedman, p.a.
Education:	Howard Community College

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan to pay off my credit cards. i would rather lump them all together and make one payment a month.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,373.00	Public Records On File:	2
Revolving Line Utilization:	81.00%	Months Since Last Record:	60
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362293

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362293	$14,500	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362293. Member loan 362293 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	NH GOP	Debt-to-income ratio:	21.80%
Length of employment:	1 year 2 months	Location:	SUNCOOK, NH

Home town:	Dublin
Current & past employers:	NH GOP
Education:	Loyola College in Maryland

This borrower member posted the following loan description, which has not been verified:

The loan is being requested to pay off my credit card debt in 3 years and get out from the 26% APR I am currently paying which makes this debt almost impossible to pay off in a fashion that will allow me to begin to start saving.

A credit bureau reported the following information about this borrower member on October 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1980	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,772.00	Public Records On File:	0
Revolving Line Utilization:	84.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362301

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362301	$12,000	17.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362301. Member loan 362301 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Maaco Collision, Repair & Automotive Painting	Debt-to-income ratio:	2.14%
Length of employment:	1 year 5 months	Location:	Springfield, VA

Home town:	Falls Church
Current & past employers:	Maaco Collision, Repair & Automotive Painting, Rosenthal Nissan & Mazda of Tysons Corner, Koons Tysons Chevrolet and Chrysler
Education:	Northern Virginia Community College

This borrower member posted the following loan description, which has not been verified:

I've heard about the Lending Club a few times in Articles and Magazines and I wanted to give it a try. I have great credit history and the reason I wanted to get a Loan out was to invest in my small online/ local business that i have been doing for 2 years . I invest mainly in products such as Used computers, electronics, and car parts and refurbish/ refinish them and sell them on Ebay or local Washington DC/Virginia are forums. I have been working for "Maaco Collision and Repair as a assistant manager and service writer" full time and using my salary for my small business. More working capital is needed to buy products as I get them in large quantities. When you buy large quantities of items you may get them at a wholesale price which increases the profits gained by every sale. I never really had the chance to expand, but if anyone ever gave me a chance for my business to grow It would not only make me have a higher income, but let me be the boss for once. After all, everyone has a dream. Its good money and the internet business is expanding daily. Please consider. Thank you

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,553.00	Public Records On File:	0
Revolving Line Utilization:	53.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 362309

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362309	$4,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362309. Member loan 362309 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,238 / month
Current employer:	n/a	Debt-to-income ratio:	3.98%
Length of employment:	n/a	Location:	Bethel, CT

Home town:	Mays Landing
Current & past employers:	Plaid
Education:	University of Hartford

This borrower member posted the following loan description, which has not been verified:

I have racked up a good amount of credit card debt and would like to consolidate it into one loan with a lower interest rate.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,490.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362317

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362317	$7,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362317. Member loan 362317 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,167 / month
Current employer:	JPMorgan Chase & Co.	Debt-to-income ratio:	11.77%
Length of employment:	2 years 7 months	Location:	waukegan, IL

Home town:	Chicago
Current & past employers:	JPMorgan Chase & Co.
Education:	Wright College

This borrower member posted the following loan description, which has not been verified:

My name is Elizabeth Gutierrez and I currently am a full time employee at JPMorgan Chase Bank N.A. I live with my husband (who also has a stable job) and 2 beautiful children in Illinois. We are both hardworking parents and have been putting money aside specifically for a new bathroom for over a year. My husband recent left the State for some contract work and given the economy and the freezing of our home equity credit line we are unwilling to use cash that we have in our savings account to finance a new bathroom. We've read extensively about P2P lending and feel it is well worth a shot especially with the state the credit market is in right now. Why not put this off until I can get my home equity 'unfrozen'? Well, I do not know how long this mess will last to be honest. As far as repayment is concerned, I am going to pay this loan off in no longer than a year and a half. I would rather raise my 401(k) contribution than use the extra cash flow to pay off interest. For as long as that lasts though, my need is your gain.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,597.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362320

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362320	$6,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362320. Member loan 362320 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,333 / month
Current employer:	Bell Hosiery	Debt-to-income ratio:	18.48%
Length of employment:	25 years	Location:	Fort payne, AL

Home town:	Fort Payne
Current & past employers:	Bell Hosiery
Education:	Athens State University, Jackson State University, Northeast Alabama Community College

This borrower member posted the following loan description, which has not been verified:

I am trying to help myself and my family by investing in my education. I am a mother that is working full-time and attending college to obtain my Bachelor's degree so that I can provide better for my family. Please help me with my dream.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1969	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	46
Revolving Credit Balance:	$1,011.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 362321

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362321	$3,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362321. Member loan 362321 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,854 / month
Current employer:	Computer Sciences Corporation	Debt-to-income ratio:	3.97%
Length of employment:	2 years 5 months	Location:	Frederick, MD

Home town:
Current & past employers:	Computer Sciences Corporation
Education:	Anne Arundel Community College, University of Maryland-Baltimore County

This borrower member posted the following loan description, which has not been verified:

My wife and I owe approximately $3,000 to American Express, most of it from expenses related to our recent move to a new city (lovely Frederick, Maryland). We'd like to obtain a better rate on that debt. Proceeds from this loan would be used only to pay off that debt. We're pretty frugal people, and we are serious about paying money we owe -- neither of us has ever made a late payment on anything. I'm stably employed in the IT industry and my wife works full-time as an administrative assistant. Our only debt is the $3000 already mentioned and our student loans. We're looking forward to paying interest to individual investors instead of a credit card company.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1980	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,361.00	Public Records On File:	0
Revolving Line Utilization:	7.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362330

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362330	$15,000	15.88%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362330. Member loan 362330 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,417 / month
Current employer:	Self	Debt-to-income ratio:	21.45%
Length of employment:	1 year 4 months	Location:	Escondido, CA

Home town:	San Diego
Current & past employers:	Self, S. C. Import & Export Inc., Zoological Society of San Diego
Education:	California State University-San Marcos (CSU San Marcos), San Diego Miramar College, Palomar College, Grossmont College, San Diego State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am seeking a loan to help cover my expenses as I transition from selling on eBay to becoming an employee again. My husband died in 1998 and in 2002 I began work on my bachelor's degree. I completed a BS in biology and a BA in literature in 2007. Since then I have been selling off my late husband's collectibles on eBay (mostly 1980s action figures like Transformers, ThunderCats, and such) and after $200,000 in sales I have almost run out of stuff and am ready for a post-graduation career. Since working eBay is an 80-hour/week job for me, I need to be able to spend a bit less time doing it while I seek employment. This loan would give me about 2 months overhead while I find my new place in the working world. I have 20 years experience in sales and marketing, and the addition of my degrees will allow me to qualify for work within our lucrative Southern California biotech industry. My salary before quitting to go to school full-time in 2003 was $70K. Thank you for considering lending me this money. I have a voucher from HFC finance in hand for this loan, but their interest rate and terms are among the worst I've seen. Costco Connection magazine just turned me on to P2P lending, so I'm hoping I can help somebody get better interest than they would on a regular investment, while saving myself some money at the same time!

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1983	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	45	Months Since Last Delinquency:	23
Revolving Credit Balance:	$109,700.00	Public Records On File:	0
Revolving Line Utilization:	63.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362364

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362364	$8,500	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362364. Member loan 362364 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Forever 21 Inc	Debt-to-income ratio:	22.65%
Length of employment:	3 years	Location:	Gardena, CA

Home town:
Current & past employers:	Forever 21 Inc
Education:	California State Polytechnic University-Pomona, California State University-Los Angeles (CSULA)

This borrower member posted the following loan description, which has not been verified:

I just need the loan for purchasing the coffee shop which is inside the Beverly Center. Thanks

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,853.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362365

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362365	$21,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362365. Member loan 362365 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Alpha Ecological Pest Control	Debt-to-income ratio:	10.74%
Length of employment:	6 years 9 months	Location:	Tucson, AZ

Home town:	Mcminnville
Current & past employers:	Alpha Ecological Pest Control, Columbia Helicopters
Education:	Portland Community College

This borrower member posted the following loan description, which has not been verified:

We started a new branch for my company and relocated. We're doing great - sales are steady but credit cards that we used for moving need to go away.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,381.00	Public Records On File:	1
Revolving Line Utilization:	88.20%	Months Since Last Record:	76
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 362392

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362392	$16,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362392. Member loan 362392 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	UPS	Debt-to-income ratio:	5.04%
Length of employment:	10 years	Location:	Duluth, GA

Home town:	hongkong
Current & past employers:	UPS, DHL
Education:	Georgia Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I got a new job in LA and will be relocating there. I need to get a loan to help with my relocation costs. I have stable monthly income as well as annual bonus.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	65
Revolving Credit Balance:	$2,134.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362395

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362395	$15,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362395. Member loan 362395 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,251 / month
Current employer:	Bio-Rad Laboratories	Debt-to-income ratio:	13.81%
Length of employment:	8 years 3 months	Location:	Vallejo, CA

Home town:	Quezon City
Current & past employers:	Bio-Rad Laboratories, Sprint Telecommunications
Education:	San Francisco State University, Contra Costa College, De LaSalle College

This borrower member posted the following loan description, which has not been verified:

To get a better fixed rate for my credit card debt and to be able to pay off my debt faster

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,212.00	Public Records On File:	0
Revolving Line Utilization:	63.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362415

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362415	$9,250	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362415. Member loan 362415 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Securitas Security Services USA, Inc	Debt-to-income ratio:	24.93%
Length of employment:	4 years 10 months	Location:	San Francisco, CA

Home town:	Tashkent
Current & past employers:	Securitas Security Services USA, Inc
Education:	Tashkent State Institute of Technology

This borrower member posted the following loan description, which has not been verified:

To consolidate 7 credit card debts into one with low interest rates than credit card rates which floats from 10 to 28 percents.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,657.00	Public Records On File:	0
Revolving Line Utilization:	79.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362421

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362421	$20,000	19.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362421. Member loan 362421 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,250 / month
Current employer:	Government of the District of Columbia	Debt-to-income ratio:	5.84%
Length of employment:	2 years	Location:	North Bethesda, MD

Home town:	Charlotte
Current & past employers:	Government of the District of Columbia, BellSouth
Education:	Georgetown University, University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I am completing the financial proceedings of a divorce and I need to hire an attorney to negotiate the equitable distribution of the Assets. These proceeds will be used to hire the attorney and to stabilize my financial affairs. As an additional fund-raising action, and as a risk mitigating hedge against this loan, I am also in the process of refinancing my condominium. Its appraised value was $267,000 in 12/2006. The target proceeds are $5,000 - $20,000. The actual amount will depend on property appraisal. My condo is in "North Bethesda, MD"... approx. 4 miles North of Bethesda (an appreciating to stable market) and 6 miles South of Rockville (designated a declining market). The need to borrow is created by timing. I estimate that the current value of the divorce assets is approximately $200,000. My ex-wife and I were married in the State of NC. NC law indicates an equitable distribution should apply. The goal is to invest up to $20,000 in hiring a competent divorce attorney to achieve the $100,000 in assets. The assets from the divorce will be used to settle all debts. Remaining proceeds would start a retirement fund, begin investments and be used to fund additional education. Presently I have an MBA and JD (I did pro-bono, some regulatory and in-house counsel work for startups previously, as a member of the Bar, but I do not practice law now). I use that education in my work in enterprise procurements for a large government entity.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	21
Revolving Credit Balance:	$13,363.00	Public Records On File:	0
Revolving Line Utilization:	99.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362438

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362438	$15,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362438. Member loan 362438 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Selerum Inc.	Debt-to-income ratio:	19.73%
Length of employment:	7 years	Location:	NOVATO, CA

Home town:	Fredricksburg
Current & past employers:	Selerum Inc.
Education:	Santa Barbara City College

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to Consolidate my credit along with my wife's. We have multiple credit cards with different APRs. I want to pay all our Credit Cards off with the loan.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	71
Revolving Credit Balance:	$12,985.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 362439

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362439	$20,500	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362439. Member loan 362439 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,750 / month
Current employer:	Stanford Court Hotel	Debt-to-income ratio:	17.93%
Length of employment:	1 year 2 months	Location:	San Francisco, CA

Home town:	China
Current & past employers:	Stanford Court Hotel
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

I am going to invest in an wholesale scarf business. The money will be to get products and start getting my merchandise so I can start selling them.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,606.00	Public Records On File:	0
Revolving Line Utilization:	38.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362471

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362471	$25,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362471. Member loan 362471 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,667 / month
Current employer:	cooper B line	Debt-to-income ratio:	8.37%
Length of employment:	4 years	Location:	modesto, CA

Home town:
Current & past employers:	cooper B line
Education:	Humphreys College-Stockton

This borrower member posted the following loan description, which has not been verified:

This request is to fund the rehab of a single family home. I want to purchase a foreclosure for $25,000. Comparable homes in the area are selling in range of $50000 to $90000. There have been 71 homes sold in the last 120 days at an average selling price of approximately $70000. Funds will be used for a new roof, flooring, appliances and bathroom fixtures. I plan to keep the property as a rental. I own 2 other homes. Provided the mortgage credit market improves, I will refinance this to a perm mortgage upon completion and placement of a tenant.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,676.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 362478

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362478	$9,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362478. Member loan 362478 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Academy at Swift River	Debt-to-income ratio:	10.60%
Length of employment:	11 months	Location:	Montague, MA

Home town:	Montague
Current & past employers:	Academy at Swift River, Self employed since 1989 as Psychotherapist & Herbalist
Education:	UCONN Storrs, CT & Goddard College Montpelier, VT

This borrower member posted the following loan description, which has not been verified:

My small wholesale herbal tea company Moonrise Medicinals is 10 years old this year. I have met with a local website company, Montague Webworks, and I want to finally create a website for my business--I have owned the domain name MoonriseMedicinals.com for 8 years through Register.com! I have a number of debts I have incurred while building my company, which has included building a studio for making the teas which is certified by the Board of Health, and I would like to finally repay those as well. I also need a laptop computer--my computer I bought in 2002 seems to be nearing the end of its usefulness. My teas are sold at 7 local coffee shops in western MA, and now one in Montreal. I would like to expand that. There are a few next business steps I am also prepared for and need to be able to finance those. I work full time as a therapist in a therapeutic boarding school for adolescents, as well as still seeing a few clients in my private practice and making teas. My goal is to eventually make enough of a living wage with Moonrise Medicinals and private practice to serve me into my old age because I love my work!

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	6
Total Credit Lines:	42	Months Since Last Delinquency:	9
Revolving Credit Balance:	$844.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362480

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362480	$24,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362480. Member loan 362480 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Homegrown Services, Inc	Debt-to-income ratio:	7.24%
Length of employment:	2 years 1 month	Location:	Fremont, CA

Home town:	Portland
Current & past employers:	Homegrown Services, Inc, Chipotle, Best Buy Co. Inc., McDonald's Corp
Education:	Hamburger University, (McDonald's Corp)

This borrower member posted the following loan description, which has not been verified:

My business is professional residential house cleaning. I need a loan to payoff the balance on my corporate credit card, purchase new vacuums and to maintain a larger working capital balance. The credit card debt is $3,000. To purchase new vacuums will cost $2,000. The remaining loan amount will be used as working capital. Once the credit card is paid off I will save over $80 a month in interest. I use Hoover vaccums. They have made it impossible to maintain these vacuums by moving their parts manufacturing to China. It takes 2 months to get parts. I plan to purchase Sanitaire vacuums that have a solid reputation and quickly available parts. This can reduce my monthly costs by $120. The working capital will help carry me through the tough Holiday season. And provide the option to supplement my marketing in the late winter early spring, our peak growth period every year.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	26	Months Since Last Delinquency:	19
Revolving Credit Balance:	$3,617.00	Public Records On File:	0
Revolving Line Utilization:	14.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362498

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362498	$4,550	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362498. Member loan 362498 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,883 / month
Current employer:	Vanity Fair Brands (a division of Fruit of the Loom)	Debt-to-income ratio:	5.58%
Length of employment:	1 year 3 months	Location:	Decatur, GA

Home town:	Van Nuys
Current & past employers:	Vanity Fair Brands (a division of Fruit of the Loom)
Education:	Western Carolina University

This borrower member posted the following loan description, which has not been verified:

Hello! I'm excited about having a qualified buyer for my home in Atlanta. Their inspector found some minor repairs that I am taking responsibility for, and the buyer wants to negotiate the addition of a fence around my backyard. I would really like to give them what they want. The quotes so far for the repairs and the fence come to $4553.00. Provided we can come to an agreement about this, we should be able to move toward a closing on 12/29. The repairs consist of: Replacing the handrail along the stairs to 2nd level Re-keying the side door since lock is stuck Having the chimney cleaned Replacing a broken window in the greehouse Repaving cracks in the asphalt driveway Replacing the wire fencing in the backyard with 6' wood panels and two gates Thanks for your assistance in this endeavor.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,572.00	Public Records On File:	0
Revolving Line Utilization:	49.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362514

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362514	$10,000	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362514. Member loan 362514 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Self	Debt-to-income ratio:	9.79%
Length of employment:	3 years 5 months	Location:	San Francisco, CA

Home town:	Champaign
Current & past employers:	Self, Critical Path
Education:	University of Illinois-Urbana/Champaign

This borrower member posted the following loan description, which has not been verified:

I am currently in the middle of installing solar panels on my duplex in San Francisco. I own the house with a partner and my husband. We attempted to get a standard HELOC to pay for this, but were unable to because of the current credit market. We have also become part of a buyer's coop for the panels/installation, which gave us an additional discount on the whole project (www.1bog.com).

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 362516

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362516	$5,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362516. Member loan 362516 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	GuardsMark LLC security	Debt-to-income ratio:	2.07%
Length of employment:	2 years	Location:	EL PASO, TX

Home town:	el paso
Current & past employers:	GuardsMark LLC security
Education:

This borrower member posted the following loan description, which has not been verified:

to pay off some bills

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,312.00	Public Records On File:	0
Revolving Line Utilization:	17.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 362529

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362529	$14,400	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362529. Member loan 362529 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	PROMAX ENGINEERING, LLC.	Debt-to-income ratio:	0.64%
Length of employment:	1 year 5 months	Location:	Westland, MI

Home town:
Current & past employers:	PROMAX ENGINEERING, LLC.
Education:

This borrower member posted the following loan description, which has not been verified:

I plan to use this loan to start a small business. I have worked at a private auto parts company for some time and saved some money, but need a little help.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$866.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362553

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362553	$8,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362553. Member loan 362553 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	scott peraria builders	Debt-to-income ratio:	23.46%
Length of employment:	8 years 10 months	Location:	barnegat, NJ

Home town:	Toms River
Current & past employers:	scott peraria builders
Education:	Ocean County College

This borrower member posted the following loan description, which has not been verified:

looking for loan to consolidate credit card,medical loan,homedepot card,and rest of truck loan for around 6%

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,282.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362562

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362562	$12,000	14.30%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362562. Member loan 362562 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	Nothern Arizona University	Debt-to-income ratio:	22.85%
Length of employment:	14 years	Location:	Flagstaff, AZ

Home town:	Keams Canyon
Current & past employers:	Nothern Arizona University
Education:	Northern Arizona University

This borrower member posted the following loan description, which has not been verified:

I need this to jump start my business. So far I have made a 1000 in one month with a starting cost of 40.00.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	61
Revolving Credit Balance:	$29,895.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 362574

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362574	$15,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362574. Member loan 362574 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Genzyme Corp.	Debt-to-income ratio:	12.14%
Length of employment:	1 year 1 month	Location:	worcester, MA

Home town:	Worcester
Current & past employers:	Genzyme Corp.
Education:	Worcester Polytechnic Institute

This borrower member posted the following loan description, which has not been verified:

I am a quality engineer at a top biotechnology company and I am looking to consolidate my credit card payments into one easy payment. I am not having any problems paying my bills I am doing this mainly to get my credit score back up and start paying the principle instead of paying mainly interest. The only reason why my credit score is not perfect is because I have a high debt to available credit ratio. I have no car payment, no rent, so it is very easy for me to make payments for a loan. I have NEVER been late on a payment so if your looking to lend to someone with a track record of not missing payment you have found your match! I created this debt when I was in college and now that I have been an engineer for over a year I am looking to pay off my debt and start saving for a house.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,651.00	Public Records On File:	0
Revolving Line Utilization:	86.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 362575

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362575	$15,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362575. Member loan 362575 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	CAL WEST	Debt-to-income ratio:	18.26%
Length of employment:	18 years	Location:	OAKLAND, CA

Home town:	Oakland
Current & past employers:	CAL WEST
Education:	NONE

This borrower member posted the following loan description, which has not been verified:

I WILLL SEND MY CHILD TO A PRIVET SCHOOL OUT OF MY HOME TOW STATE.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	36
Revolving Credit Balance:	$100,436.00	Public Records On File:	0
Revolving Line Utilization:	13.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 362592

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362592	$9,000	15.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362592. Member loan 362592 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,333 / month
Current employer:	St. Paul AME Church & Victorian Trading Company	Debt-to-income ratio:	0.00%
Length of employment:	2 months	Location:	Overland Park, KS

Home town:	Charleston
Current & past employers:	St. Paul AME Church & Victorian Trading Company
Education:	Clemson University

This borrower member posted the following loan description, which has not been verified:

I am a Pastor of a small church in Independence, MO. My wife and I recently moved from Northwest Arkansas to serve at this church. In light of our move, we had to place our home on the market and pray for it to sell. We finally got an offer and we really need to sell the home. Unfortunately, the offer is lower that we would like, but we have to accept it because we don't know if another offer will come at all. We need $9,000 to cover the closing cost, so that we can sell the home and close that chapter in our lives.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	66
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362598

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362598	$8,500	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362598. Member loan 362598 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	19.54%
Length of employment:	9 months	Location:	Dallas, TX

Home town:	garland
Current & past employers:	Fidelity Investments, Countrywide Financial Corp., New Century Financial, Marine Corps
Education:	Richland Community College, Arizona State University, Texas A & M University at Commerce

This borrower member posted the following loan description, which has not been verified:

I am using the money to payoff more expensive debt. I work at Fidelity Investments as a financial representative. Just started in March of 2008 and have found it tough to obtain credit through my bank JP Morgan Chase even though I have a 713 credit score. I graduated from Arizona State University with a degree in Finance and continuing my education with a MBA from Texas A&M Commerce, where I am 4 courses shy of obtaining my diploma. School has been paid for by the GI Bill and the Texas Hazlewood Act.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	55
Revolving Credit Balance:	$2,689.00	Public Records On File:	0
Revolving Line Utilization:	14.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362608

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362608	$3,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362608. Member loan 362608 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,594 / month
Current employer:	Circuit City Stores	Debt-to-income ratio:	17.46%
Length of employment:	1 month	Location:	San Luis Obispo, CA

Home town:	Live Oak
Current & past employers:	Circuit City Stores, Student Life & Leadership - Cal Poly, San Luis Obispo
Education:	California Polytechnic State University (CalPoly)

This borrower member posted the following loan description, which has not been verified:

Need a small loan to cover a Large Deposit and Moving Expenses for a new home.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,922.00	Public Records On File:	0
Revolving Line Utilization:	65.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 354798

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
354798	$8,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 354798. Member loan 354798 was requested on November 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Self employed	Debt-to-income ratio:	21.72%
Length of employment:	2 years	Location:	Myrtle Beach, SC

Home town:	Billerica
Current & past employers:	Self employed, Town of Billerica
Education:	University of New Hampshire-Main Campus (UNH)

This borrower member posted the following loan description, which has not been verified:

My husband and I own a fantastic neighborhood tavern in Conway, SC filled with loyal regulars that are more like family to us. This loan will help us pay off some existing debt and bills. We appreciate this opportunity to ask for funds from this areana and thank you for your consideration of our needs.

A credit bureau reported the following information about this borrower member on August 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$73,150.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361723

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361723	$8,300	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361723. Member loan 361723 was requested on November 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	n/a	Debt-to-income ratio:	15.50%
Length of employment:	3 years 6 months	Location:	Plain, WI

Home town:	Missoula
Current & past employers:
Education:	Wellesley College

This borrower member posted the following loan description, which has not been verified:

Hi there, My husband and I would like to pay off the credit card debt we accrued when getting married and settling into a home together. Our hope is to eliminate one of our two cards and keep one card for emergencies. Thank you, Mrs. Phillips

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	76
Revolving Credit Balance:	$22,164.00	Public Records On File:	0
Revolving Line Utilization:	96.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362505

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362505	$3,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362505. Member loan 362505 was requested on November 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,613 / month
Current employer:	South Central Kansas Special Eduation Cooperative	Debt-to-income ratio:	19.33%
Length of employment:	5 months	Location:	Mullinville, KS

Home town:	Topeka
Current & past employers:	South Central Kansas Special Eduation Cooperative
Education:	Emporia State University

This borrower member posted the following loan description, which has not been verified:

I am assisting a family member move down to Mississippi for a new job.

A credit bureau reported the following information about this borrower member on November 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,707.00	Public Records On File:	0
Revolving Line Utilization:	13.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362617

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362617	$5,000	14.30%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362617. Member loan 362617 was requested on November 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$1,650 / month
Current employer:	united states marine corps	Debt-to-income ratio:	0.91%
Length of employment:	11 months	Location:	YORKTOWN, VA

Home town:	Phoenix
Current & past employers:	united states marine corps, bojangles
Education:

This borrower member posted the following loan description, which has not been verified:

this will be used to pay off 2 credit cards buy a computer and finance my marine corps ball

A credit bureau reported the following information about this borrower member on November 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$492.00	Public Records On File:	0
Revolving Line Utilization:	23.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362630

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362630	$1,400	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362630. Member loan 362630 was requested on November 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,772 / month
Current employer:	BNY Mellon	Debt-to-income ratio:	8.84%
Length of employment:	1 year 9 months	Location:	brooklyn, NY

Home town:	brooklyn
Current & past employers:	BNY Mellon, AlienWare
Education:	Miami Dade College, Kaplan University

This borrower member posted the following loan description, which has not been verified:

Im 2 weeks from graduating from Kaplan university. I would like the loan to pay of a technology fee and a credit debt of $500 dollars. I will pay of the loan in a quicker amount of time than what is asked for. Mostly likely I will use my tax return but I just need the money for right now.

A credit bureau reported the following information about this borrower member on November 8, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	14	Months Since Last Delinquency:	8
Revolving Credit Balance:	$2,270.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 362664

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362664	$4,800	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362664. Member loan 362664 was requested on November 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	A H Spann DDS and Associates	Debt-to-income ratio:	14.60%
Length of employment:	5 months	Location:	FRANKFORT, OH

Home town:	Frankfort
Current & past employers:	A H Spann DDS and Associates, Dr. Mark Conner, Dr. William Britton
Education:	Ohio University-Chillicothe Campus, Ohio State School of Dentistry

This borrower member posted the following loan description, which has not been verified:

we would like to have the money to consolidate some credit cards and to have cash for emergencies

A credit bureau reported the following information about this borrower member on November 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,900.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362667

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362667	$21,600	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362667. Member loan 362667 was requested on November 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Electric Boat	Debt-to-income ratio:	17.25%
Length of employment:	12 years	Location:	PRESTON, CT

Home town:	Norwich
Current & past employers:	Electric Boat
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidate Debt/Credit Cards

A credit bureau reported the following information about this borrower member on November 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	63	Months Since Last Delinquency:	16
Revolving Credit Balance:	$25,813.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 362675

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362675	$24,500	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362675. Member loan 362675 was requested on November 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,667 / month
Current employer:	A&A Novato Inc.	Debt-to-income ratio:	12.63%
Length of employment:	11 years 6 months	Location:	San Francisco, CA

Home town:	San Rafael
Current & past employers:	A&A Novato Inc., Granite Petroleum Inc.
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

I have a high interest Credit Card with a balance of $24,500 at a rate of 20%. I accumulated the majority of these charges during college and have slowly paid this debt down over the past three years. I'm in a position now where I can pay this amount down more aggressively by getting a loan through the bank and paying higher payments. However, after seeing a story about peer lending, I'd rather pay interest to individual investors, rather than a corporate bank. I have two jobs and I make around $95,000 before taxes. I don't have any other liabilities other than rent ($1,700 per month) and domestic bills ($600 per month). I'm not married and I don't have any children.

A credit bureau reported the following information about this borrower member on November 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	32
Revolving Credit Balance:	$27,920.00	Public Records On File:	0
Revolving Line Utilization:	33.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362703

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362703	$3,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362703. Member loan 362703 was requested on November 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$1,775 / month
Current employer:	US Marine Corps	Debt-to-income ratio:	16.06%
Length of employment:	8 years	Location:	WILLOW GROVE, PA

Home town:	Indianapolis
Current & past employers:	US Marine Corps, Kroger Co.
Education:

This borrower member posted the following loan description, which has not been verified:

I currently have to little of available credit on my credit cards to purchase a computer. My current computer is in-operational. $3,000, and alongside personal income, is enough to cover paying off my credit cards and purchasing a new computer. This is my second personal loan request, and if I am denied again I am left with either high-interest credit cards, or closing my certificate-of-deposit. I am unsure how denied loan request may effect my credit score.

A credit bureau reported the following information about this borrower member on November 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	10
Revolving Credit Balance:	$965.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 362706

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362706	$25,000	19.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362706. Member loan 362706 was requested on November 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,917 / month
Current employer:	Quality Health Technologies, Inc.	Debt-to-income ratio:	0.17%
Length of employment:	3 years 6 months	Location:	Orem, UT

Home town:	Toledo
Current & past employers:	Quality Health Technologies, Inc., Kingsway Regional High School
Education:	Brigham Young University, Glassboro State College

This borrower member posted the following loan description, which has not been verified:

Provide new equipment for Quality Health Technologies ... my daughter's company.

A credit bureau reported the following information about this borrower member on November 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1970	Delinquent Amount:	$0.00
Open Credit Lines:	32	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	56	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,261.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 362708

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362708	$7,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362708. Member loan 362708 was requested on November 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	The Juilliard School	Debt-to-income ratio:	12.47%
Length of employment:	12 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	The Juilliard School
Education:	St.John University

This borrower member posted the following loan description, which has not been verified:

Starting a computer repair business.

A credit bureau reported the following information about this borrower member on November 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	15	Months Since Last Delinquency:	14
Revolving Credit Balance:	$1,837.00	Public Records On File:	0
Revolving Line Utilization:	25.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362717

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362717	$20,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362717. Member loan 362717 was requested on November 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Courtney Thurman (Consultant)	Debt-to-income ratio:	6.48%
Length of employment:	6 months	Location:	Newport Beach, CA

Home town:	Chicago
Current & past employers:	Courtney Thurman (Consultant), Entrepreneur Press of Entrepreneur Media/Entrepreneur Magazine (EntrepreneurPress.com), Teacher Created Resources, Inc. (Publishing) (TeacherCreated.com)
Education:	University of Southern California (USC) Marshall School of Business

This borrower member posted the following loan description, which has not been verified:

~ STARTUPSNAX SMALL BUSINESS LOAN REQUEST ~ ABOUT THE FOUNDER: I'm a four-time small business author and former editor for a major publishing company that has since resigned to pursue my small business consulting and the launch of StartupSnax.com. I'm currently consulting on various small businesses that are taking their business online to maximize their sales. ABOUT STARTUPSNAX: StartupSnax.com, the provider of Daily Munchables for Your Business, is a small business resource site centered around providing current and edgy content for the web 2.0/social media & networking entrepreneurial environment and to help anyone looking for a current site to find information on how to start their business cost-effectively (how about under $10,000?), time-efficiently (maybe in a matter of weeks?) and resourcefully (how do I make sure my business is green?). WHAT DO WE OFFER? With the resources of the industries keynote authors on various topics, we will be offering: - StartupSnax Blog - StartupSnax Free Stuff! - StartupSnax Ebook Store - StartupSnax RSS Feed and Newsletter The authors of these ebooks are major industry writers that will be using their current substantial sales platforms (their websites, speaking engagements, newsletters, radio events, online blogs and webinars, book signings, and various other PR opportunities, etc) to direct traffic towards our site in addition to our online marketing, SEO and online traffic efforts. They will be using the site as a marketing vehicle for their various works and expertise. HOW DO YOU MAKE MONEY? Ebooks: Ebooks have been increasing in YTD (past year to date) sales more than any other product in the publishing industry! Publishers Weekly (www.PublishersWeekly.com) has been quoting that although various in-store sales have been down over previous YTD sales, ebooks have been continuing to increase with the lowest overhead and highest profit margins! Better yet, trade ebook sales (business, not fiction) have been doing well despite the hardcopies' decrease in sales due to the economic slump. Fortunately, since we are only offering these professionally-edited, written and designed ebooks in digital format, we are saving the cost of printing them, and staying GREEN as well! By offering smaller (snackable!) ebooks in a condensed format by major authors similar to the Cliff Notes for small business and offering these ebooks at an impressive price point of less than $10, by maximizing traffic, we are sure of substantial ebook sales numbers based upon industry trends. Ad Sales: We have not calculated the inevitable ad revenue that will be garnered from providing a pivotal ebook store and resource site into our breakeven analysis but it is a buffer to ensure that we are profitable in the first two months. WHY DO YOU NEED A LOAN? A loan is a buffer for guaranteed success. Each person and company should have an emergency fund of at least three months' worth of working capital especially in this economy. Although we could launch without a loan, although difficult, we are ensuring the success of a solid business plan in the case of a substantial interest in the company at the launch and the need for fast growth. My credit is exceptional and this is not my only form of income since I'm also consulting, but I always advise my clients that cash is king! In the effort to keep the marketing budget at its peak, I need a loan to ensure those efforts. Also, the ebooks are being professionally copyedited and designed for ideal quality and I'm utilizing an industry leader as a production editor. WHAT CAN I SEE NOW? You can view the parked page at www.StartupSnax.com. Our blog goes live mid November with a final site launch slated for January 1st!

A credit bureau reported the following information about this borrower member on November 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52.00	Public Records On File:	0
Revolving Line Utilization:	1.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362721

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362721	$22,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362721. Member loan 362721 was requested on November 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Simpson Gumpertz and Heger	Debt-to-income ratio:	22.08%
Length of employment:	1 year 4 months	Location:	San Francisco, CA

Home town:	San Luis Obispo
Current & past employers:	Simpson Gumpertz and Heger
Education:	Boston College, California Polytechnic State University (CalPoly)

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my credit card debt into one payment at a lower interest rate so that I can pay off my debt and improve my credit score.

A credit bureau reported the following information about this borrower member on November 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,176.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Posting Report Supplement No. 28 dated November 9, 2008